     As filed with the Securities and Exchange Commission on January 24, 2003
====================================================================================================================================
                                                                                                       Registration No. ___________
====================================================================================================================================

                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549


                                                              FORM SB-2
                                       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                   DELAWARE                                NEWTECH BRAKE CORP.                               11-3500919
(State or Other Jurisdiction of Incorporation       (Name of Registrant in Our Charter)       (I.R.S. Employer Identification No.)
               or Organization)


             779 INDUSTRIAL BLVD.                              7389                                  YVON RANCOURT
          BLAINVILLE, QUEBEC J7C 3V3               (Primary Standard Industrial                   779 INDUSTRIAL BLVD.
                (450) 434-6432                      Classification Code Number)                BLAINVILLE, QUEBEC J7C 3V3
  (Address and telephone number of Principal                                                         (450) 434-6432
   Executive Offices and Principal Place of                                           (Name, address and telephone number of agent
                  Business)                                                                           for service)
                                                             Copies to:

                                                       Clayton E. Parker, Esq.
                                                     Kirkpatrick & Lockhart LLP
                                                201 S. Biscayne Boulevard, Suite 2000
                                                        Miami, Florida 33131
                                                           (305) 539-3300
                                                   Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE  AFTER THIS REGISTRATION  STATEMENT
BECOMES EFFECTIVE.

         If any of the securities  being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register  additional  securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities  Act  registration  statement  number of the earlier  effective  registration
statement for the same offering. |_|

         If this Form is a post-effective  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box
and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
============================================================================================================================

                                                                                       PROPOSED MAXIMUM
                                                                   PROPOSED MAXIMUM       AGGREGATE          AMOUNT OF
            TITLE OF EACH CLASS OF                AMOUNT TO BE      OFFERING PRICE         OFFERING         REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED        PER SHARE(1)          PRICE(1)             FEE
----------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.0001 per share      41,190,932 shares           $0.68      $28,009,833.76          $2,576.91
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                          41,190,932 shares           $0.68      $28,009,833.76          $2,576.91
============================================================================================================================

(1)  Estimated  solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
     For the purposes of this table, we have used the average of the closing bid and asked prices as of January 22, 2003.

                                                             ----------

         THE REGISTRANT HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER
BECOME  EFFECTIVE IN ACCORDANCE  WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS  REGISTRATION  STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                  Subject to completion, dated January ___, 2003


                               NEWTECH BRAKE CORP.
                        41,190,932 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 41,190,932 shares of NewTech Brake's common stock by certain persons who are, or will become, stockholders of NewTech Brake. Please refer to "Selling Stockholders" beginning on page 11. NewTech Brake is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. NewTech Brake will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us. NewTech Brake has agreed to allow Cornell Capital Partners, L.P. to retain 6% of the proceeds raised by us under the Equity Line of Credit.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock. On January 17, 2003, the last reported sale price of our common stock was $0.70 per share.

         The selling stockholders consist of:

         o Cornell Capital Partners, which intends to sell up to 39,628,205 shares of common stock.

         o Other selling stockholders, who intend to sell up to 1,562,727 shares of common stock.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners will pay a net purchase price of 97% of NewTech Brake's market price as calculated in the Equity Line of Credit Agreement. In addition, NewTech Brake has agreed to pay Cornell Capital Partners a one-time commitment fee of $490,000 payable by the issuance of 1,166,667 shares of common stock. The 3% discount on the purchase of the common stock to be received by Cornell Capital partners and the commitment fee are underwriting discounts. In addition, Cornell Capital Partners is entitled to retain 6% of the proceeds raised by us under the Equity Line of Credit.

         NewTech Brake has engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of $10,000 payable by the issuance of 23,810 shares of NewTech Brake's common stock.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "NWTB."

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

         With  the  exception  of  Cornell   Capital   Partners,   which  is  an
"underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 60 days after Cornell Capital Partners has advanced $25.0 million or 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is ___________ ___, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1
The Offering..................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION....................................3
RISK FACTORS..................................................................5
FORWARD-LOOKING STATEMENTS...................................................10
SELLING STOCKHOLDERS.........................................................11
USE OF PROCEEDS..............................................................13
DILUTION.....................................................................14
EQUITY LINE OF CREDIT........................................................15
PLAN OF DISTRIBUTION.........................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................19
DESCRIPTION OF BUSINESS......................................................27
MANAGEMENT...................................................................36
DESCRIPTION OF PROPERTY......................................................40
LEGAL PROCEEDINGS............................................................40
PRINCIPAL STOCKHOLDERS.......................................................41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................42
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
  EQUITY AND OTHER STOCKHOLDER MATTERS.......................................43
DESCRIPTION OF SECURITIES....................................................46
EXPERTS......................................................................48
LEGAL MATTERS................................................................48
HOW TO GET MORE INFORMATION..................................................48
FINANCIAL STATEMENTS........................................................F-1


--------------------------------------------------------------------------------

         Our audited financial statements for the fiscal year February 28, 2002, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

                                    OVERVIEW

         The mission of NewTech Brake Corp. is to identify, develop and exploit, under licenses bought from NewTech Group International Inc., (hereafter referred to as NewTech Group) opportunities to provide a new generation of safer, more efficient and cost-effective full contact disc brakes and related components to the North American and European heavy vehicle market.

         The motor vehicle industry has been in existence since the 19th century and can be classified as a mature and performance/cost driven. Brakes are complex, high-precision components and part of the most critical components of motor vehicles. Nevertheless, there has been no significant innovation in the brake industry for over fifty years and the caliper concept disc brake has reached its optimal development potential. As a result, the brake industry is very competitive, with a small number of suppliers, depending on economies of scale and intra-industry consolidation for growth.

         The NewTech Brake's full contact disc brake is a bold departure from conventional braking technology. In place of pads mounted on a caliper squeezing onto a disc or brake shoes expanding outwards onto a drum, the full contact brake has two circular friction rings sandwiching an inner floating rotor. The 360-degree braking force that results is similar to that of an inverted clutch, where a circular friction plate is pressed against a flywheel face to engage the transmission.

         Although the brake is a true disc design, the assembly is modular, with a hub-like cover containing the ring-shaped brake pads. Hydraulic or air brake pressure applied evenly to the circular inner pad then pushes it in contact with the floating rotor, which itself is then pressed into contact with the outer pad. The activation mechanism is a composite membrane or bellow made primarily of Kevlar.

         With a larger pad area, the same braking force is achieved with a much lower pad pressures than a conventional disc brake. This allows the brake to be installed with less expensive components, and contributes to the longevity of the friction material.

         NewTech Brake's target is to supply 7.5% of the North American market for heavy vehicle brakes by 2007. To achieve this goal, NewTech Brake will employ a "push-pull" strategy. It will build on existing opportunities in the North American aftermarket to demonstrate the superiority of its new brake technology ("pull"), while working with original equipment manufacturers (OEM's) to make NewTech brakes available on new trucks, buses and trailers ("push").

         The second part of NewTech Brake's strategy is to conclude arrangements with one or more heavy vehicle manufacturers to offer the NewTech brake as standard or optional equipment on new vehicles. Such an arrangement is already under discussion with a major European truck manufacturer, with a target introduction of the full contact brake to the European market for the 2007 model year.

                                    ABOUT US

         Our principal office is located at 779 Industrial Blvd., Blainville, Quebec J7C 3V3. Our telephone number is (450) 434-6432.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, stockholders of NewTech Brake. The selling stockholders consist of:

         o Cornell Capital Partners, which intends to sell up to 39,628,205 shares of common stock.

         o Other selling stockholders, who intend to sell up to 1,562,727 shares of common stock.

         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $25.0 million. The amount of each advance is subject to an aggregate maximum advance amount of $1,100,000 in any thirty-day period, provided that each advance may not exceed $370,000. Cornell Capital Partners will purchase shares of our common stock for a 3% discount to the lowest closing bid price of our common stock for the 5 days immediately following the notice date. In addition, Cornell Capital Partners will retain 6% of each advance under the Equity Line of Credit and received a one-time commitment fee of 1,166,667 shares of common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

         In addition, NewTech Brake has engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 23,810 shares of NewTech Brake's common stock.

COMMON STOCK OFFERED                                             41,190,932 shares by  selling stockholders

OFFERING PRICE                                                   Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)                  63,779,872 shares of common stock

USE OF PROCEEDS                                                  We will not receive  any proceeds  of  the
                                                                 shares     offered    by    the    selling
                                                                 stockholders. Any proceeds we receive from
                                                                 the sale of common  stock under the Equity
                                                                 Line of  Credit  will be used for  general
                                                                 working  capital  purposes.  See  "Use  of
                                                                 Proceeds."

RISK FACTORS                                                     The  securities  offered  hereby involve a
                                                                 high   degree   of  risk   and   immediate
                                                                 substantial  dilution.  See "Risk Factors"
                                                                 and "Dilution."

OTC BULLETIN BOARD SYMBOL                                        NWTB

---------------

(1) This table excludes  options and warrants which, if exercised or converted into shares of common stock,  would result in NewTech
Brake issuing an additional 979,250 shares of common stock.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following information was taken from NewTech Brake's financial statements for the nine-month periods ended November 30, 2002 (unaudited) and November 30, 2001 (unaudited) and the years ended February 28, 2002 (audited) and February 28, 2001 (audited) appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto. In management's opinion, all adjustment (consisting of normal recurring items) considered necessary for a fair presentation have been included.

                                                            FOR THE NINE       FOR THE NINE       FOR THE YEAR       FOR THE YEAR
                                                            MONTHS ENDED       MONTHS ENDED           ENDED              ENDED
                                                            NOVEMBER 30,       NOVEMBER 30,       FEBRUARY 28,       FEBRUARY 28,
                                                                2002               2001              2002               2001
                                                             (UNAUDITED)        (UNAUDITED)         (AUDITED)          (AUDITED)
                                                            ------------       ------------       ------------       ------------

STATEMENT OF OPERATION DATA:

Revenues                                                    $         --       $    391,113       $    391,013       $    648,075
Cost of sales                                                     61,201            394,874            575,392            657,098
                                                            ------------        -----------        -----------       ------------
Gross Profit (loss)                                             (61,201)            (3,761)          (184,380)            (9,023)

Operating expenses:
  Marketing                                                           --            962,316            173,877            232,969
  Salaries and payroll related                                       514            133,845            174,450            100,921
  Professional fees                                              116,942            214,525            325,746            136,510
  Travel                                                              --             24,563             31,763              2,710
  Rent                                                                --              6,862              2,218             29,883
  Selling, general and administrative expenses                    29,412              7,481            219,262             66,535
                                                            ------------        -----------        -----------       ------------
    Total operating expenses                                     146,868          1,349,592            927,317            569,528
Loss before other income (expense)                             (208,069)        (1,353,353)        (1,111,697)          (578,551)

Other income (expense):
  Gain on write-off of liabilities                          $    257,839       $         --       $         --       $         --
  Interest expense                                              (24,286)           (45,494)           (52,206)           (59,736)
Write down on imparied software                                       --                 --           (14,375)                 --
Loss on abandonment of property                                       --                 --           (87,798)                 --
Loss on investment                                                    --                 --          (249,269)                 --
  Foreign exchange gain (loss)                                   (5,220)             1,318                  --                 32
                                                            ------------        -----------        -----------       ------------
    Total other income (expense)                                 228,333           (44,176)          (403,648)           (59,704)
                                                            ------------        -----------        -----------       ------------
Profit (loss) from continuing operations                          20,264        (1,397,529)        (1,515,344)          (638,254)

Discontinued operations:
  Loss from operations of discontinued subsidiary                     --          (775,549)          (568,145)        (2,068,107)
  Gain on disposal of discontinued subsidiary                         --          1,763,859                 --                 --
  Gain on debt cancellation of bankrupt subsididary                   --                 --          1,662,750                 --
                                                            ------------        -----------        -----------       ------------
Net result from discontinued subsidiary                               --            988,310          1,094,605          2,068,107
                                                            ------------        -----------        -----------       ------------
Net Profit (loss)                                                 20,264          (409,219)          (420,739)        (2,706,361)
                                                            ============        ===========        ===========       ============
Basic weighted average common shares outstanding              17,781,266         31,500,486         32,695,887         24,722,640
                                                            ============        ===========        ===========       ============
Basic and diluted profit (loss) per common share            $     0.0011       $   (0.0130)       $     (0.01)       $     (0.11)
                                                            ============        ===========        ===========       ============



                                                                                 NOVEMBER 30,      FEBRUARY 28,       FEBRUARY 28,
                                                                                    2002               2002              2001
                                                                                 (UNAUDITED)        (AUDITED)          (AUDITED)
                                                                                 ------------      ------------       ------------
BALANCE SHEET DATA:
Current assets
  Cash and cash equivalents                                                     $     17,983       $        22         $   27,480
  Accounts receivable, net                                                                --                --            177,934
  Other receivables                                                                    4,094             8,216            176,957
  Other current assets                                                                    --                --              4,197
                                                                                 -----------       -----------        -----------
    Total current assets                                                              22,077             8,238            386,568

  Property and equipment, net                                                         21,570            82,771            381,177
  Prepaid financing commitment fees                                                  500,000                --                 --
  Licenses                                                                        11,960,000                --                 --
  Other assets                                                                            --                --             14,674
                                                                                 -----------       -----------        -----------

    Total assets                                                                $ 12,503,647        $   91,009         $  782,419
                                                                                 ===========       ===========        ===========
Current liabilities
  Accounts payable and accrued liabilities                                      $    244,396        $  503,796         $1,659,496
  Short term borrowings (principally related parties)                                109,885            85,172            179,321
  Note payable on licenses acquisition (related party)                             5,960,000                --                 --
  Deferred revenue                                                                        --                --          (216,025)
  Other current liabilities                                                               --                --              9,623
  Current portion of long term debt                                                   83,687                --                 --
                                                                                 -----------       -----------        -----------
    Total current liabilities                                                      6,397,968           588,968          2,064,465

  Long term debt                                                                     107,983           187,500            200,100
  Other liabilities                                                                       --                --              2,735
                                                                                 -----------       -----------        -----------
  Total liabilities                                                             $  6,505,951        $  776,468         $2,267,300

Shareholders' Equity
  Common stock, $0.0001 par value; authorized 50,000,000
    Shares issued and outstanding - 33,979,872, 45,822,337, and 25,178,232             3,395             4,582              2,510
  Paid in capital                                                                 10,758,822         4,094,742          2,905,921
  Deferred compensation                                                                   --                --           (16,666)
  Accumulated deficit                                                            (4,764,521)       (4,797,385)        (4,376,646)
  Accumulated other comprehensive income                                                 --            12,608                  --
                                                                                 -----------       -----------        -----------
    Total shareholders' equity                                                     5,997,696         (685,461)        (1,484,880)
                                                                                 -----------       -----------        -----------
  Total liabilities and shareholders' equity                                    $ 12,503,647        $   91,009         $  782,419
                                                                                 ===========       ===========        ===========

                                                                4

                                  RISK FACTORS

         We are subject to various risks that may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

         We have historically lost money. For the year ended February 28, 2002, we had a net loss of $420,739. In the three and nine months ended November 30, 2002 we had net profits of $181,210 and 20,264, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations are not profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

         We  have  relied  on  significant   external   financing  to  fund  our
operations. Such financing has historically come from a combination of borrowings and sale of securities from third parties and funds provided by certain officers and directors. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS

         Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the year ended February 28, 2002 financial statements, which states that NewTech Brake had operating losses and management has determined that it will require additional capital to continue funding operations and meet its obligations as they come due which raises substantial doubt about its ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for six months with the cash currently on hand.

WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON NOVEMBER 30, 2002 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES ON THAT DATE

         We had a working capital deficit of $6,375,891 at November 30, 2002, which means that our current liabilities exceeded our current assets on November 30, 2002 by $6,375,891. Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on November 30, 2002 were not sufficient to satisfy all of our current liabilities on that date.

OUR DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS FOR A SUBSTANTIAL AMOUNT OF OUR FUTURE SALES COULD LEAD TO FLUCTUATIONS IN OUR FUTURE OPERATING RESULTS

         Our business depends on sales of our products to a limited number of customers, effectively the manufacturers of autos and trucks, and currently we do not have any firm orders. Any of the manufacturers with which we are currently exploring supply relationships could decide not to use our products. The inability to sign up a significant customer could have a material adverse effect on our future revenues and operations.

VARIATIONS IN THE TIME IT TAKES US TO SELL OUR PRODUCTS MAY CAUSE FLUCTUATIONS IN OUR OPERATING RESULTS

         Variations in the length of our sales cycles could cause our revenue to fluctuate widely from period to period. Because our operating expenses are relatively fixed over the short term, these fluctuations could cause our operating results to suffer in some future periods. Our customers generally take a long time to evaluate our products, and the evaluation process can be complex. Because of the number of factors influencing the sales process, the period between our initial contact with a potential new customer and the time when we recognize revenue from that customer may vary significantly. Our sales cycles typically range from one to two years. For larger opportunities with new customers, however, these cycles can be much longer.

WE DEPEND ON THIRD-PARTY MANUFACTURERS

         We expect to depend on third parties to manufacture our products. There are a limited number of potential qualified manufacturers. A failure to maintain a reliable manufacturing supply source could have a material adverse effect on our business, financial condition or results of operations.

OUR PRODUCTS MAY CONTAIN DEFECTS AND WE MAY INCUR SIGNIFICANT EXPENSES IN ATTEMPTING TO CORRECT DEFECTS OR DEFENDING OURSELVES IN LAWSUITS OVER SUCH DEFECTS

         Our products and some of the key components supplied to us by third parties incorporate complex technology, software and hardware. Despite rigorous testing, undetected errors, defects or "bugs" may cause product failures at any time. We may not be able to sell our products if they have reliability, quality or compatibility problems. Moreover, errors, defects or "bugs" can result in additional development costs, diversion of technical and other resources from our other development efforts, liability claims by our customers or others against us, or the loss of credibility with our current and prospective customers. Reliability, quality or compatibility problems with our products could have a material adverse effect on our business, financial condition or results of operations.

OUR FUTURE GROWTH COULD BE IMPAIRED IF WE ARE UNABLE TO EXPAND OUR DIRECT SALES AND SUPPORT INFRASTRUCTURE

         Our future revenue growth will depend in large part on our ability to successfully expand our direct sales force and our customer support capability. We may not be able to successfully manage the expansion of these functions or to recruit and train additional direct sales, consulting and customer support personnel. There is presently a shortage of qualified personnel to fill these positions. If we are unable to hire and retain additional highly skilled direct sales personnel, we may not be able to increase our revenue to the extent necessary to achieve profitability. If we are unable to hire highly trained consulting and customer support personnel we may be unable to meet customer demands. We are not likely to be able to increase our revenues as we plan if we fail to expand our direct sales force or our consulting and customer support staff. Even if we are successful in expanding our direct sales force and customer support capability, the expansion may not result in revenue growth.

WE DO NOT CURRENTLY HAVE INSURANCE COVERAGE AND WE MAY NOT HAVE SUFFICIENT FUNDS TO COVER ALL POTENTIAL PRODUCT LIABILITY AND WARRANTY CLAIMS

         The failure of our products to perform as expected could give rise to product liability and warranty claims. A successful claim against us would force us to use our own resources to pay the claim, which could result in a reduction of our working capital available for other uses, as well as an increase in our expenses and a negative effect on our operating results.

OUR FULL CONTACT DISC BRAKE BUSINESS IS IN ITS INFANCY

         Our prospects are subject to the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These difficulties include the following:

         o substantial delays and expenses related to testing and developing of our new products;

         o marketing and distribution problems encountered in connection with our new and existing products and technologies;

         o  competition from larger and more established companies;

         o  delays in reaching our marketing goals;

         o difficulty in recruiting qualified employees for management and other positions;

         o  lack of sufficient customers, revenues and cash flow; and

         o  limited financial resources.

         We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our business will suffer and our stock price could decline.

THE PRICE OF OUR STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR SUCCESS IS HIGHLY DEPENDANT UPON OUR ABILITY TO COMPETE AGAINST COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE DO

         The motor vehicle industry is highly competitive, and we believe that this competition will intensify. The segment of the disc brake industry that supplies all vehicles with brakes is also extremely competitive. Many of our competitors have longer operating histories, significantly greater financial, technical, product development, and marketing resources, greater name recognition or larger client bases than we do. Therefore, it will be more difficult for us to achieve significant market share.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o  With a price of less than $5.00 per share;

         o  That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Our success largely depends on the efforts and abilities of key executives and consultants, including Yvon Rancourt, the Chairman of the Board and our President. The loss of the services of Mr. Rancourt could materially harm our business because of the cost and time necessary to replace and train replacements. Such losses would also divert management attention away from operational issues. We presently do not maintain key-man term life insurance policies on Mr. Rancourt.

                         RISKS RELATED TO THIS OFFERING

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

         The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of common stock under the Equity Line of Credit as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Equity Line of Credit will be issued at a 3% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 41,190,932 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

         The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Equity Line of Credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

         Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

         We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with NewTech Brake, except as follows:

         o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

         o Westrock Advisors, Inc. is a registered broker-dealer that has been retained by NewTech Brake. It has provided advice to NewTech Brake in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 23,810 shares of common stock, which shares are being registered in this offering. Greg Martino, President of Westrock Advisors, Inc., makes the investment decisions on behalf of Westrock Advisors, Inc.

         o Michael Halbenstam makes the investment decisions for American Friends of Cong.

         o  Herman Feig makes the investment decisions for Intertrade Limited.

         o  Olivier   Nerfin  makes  the   investment   decisions  for  Riechtel
            International Corp.

         o  John Zammit makes the investment decisions for Trinity Capital.

         o  Jean Filippi makes the investment decisions for Au Petit Extra Inc.

         o  Yvan Boursier  makes the investment  decisions for 9091-1595  Quebec
            Inc.

         o Yvon Rancourt, the President, Chief Operating Officer and Chairman of the Board of NewTech Brake, makes the investment decisions for NewTech Group International Inc. and is a majority shareholder, along with his brother, Mr. Claude Rancourt, a director and the Secretary of NewTech Brake.

         The table follows:

                                                             PERCENTAGE
                                                                 OF                                             PERCENTAGE
                                                             OUTSTANDING                                            OF
                                               SHARES          SHARES                                           OUTSTANDING
                                            BENEFICIALLY     BENEFICIALLY      SHARES TO BE       SHARES          SHARES
                                               OWNED            OWNED           ACQUIRED        TO BE SOLD     BENEFICIALLY
        SELLING                                BEFORE          BEFORE           UNDER THE         IN THE        OWNED AFTER
       STOCKHOLDER                            OFFERING        OFFERING        LINE OF CREDIT     OFFERING       OFFERING(1)
--------------------------                  ------------     -------------    --------------   -----------     ------------

9091-1595 Quebec Inc.                              3,050               *                 --          3,000              *
American Friends of Cong.                         51,250               *                 --         33,750              *
Au Petit Extra Inc.                                7,200               *                 --          7,200           0.0%
Celine Bellemare                                   4,000               *                 --          4,000           0.0%
Victor Bibi                                          750               *                 --            750           0.0%
Alain Constans                                    60,000               *                 --         50,000              *
Cornell Capital
  Partners, L.P.                            1,166,667(2)            1.8%         38,461,538        39,628,205        0.0%
Daniel Dansereau                                   5,000               *                 --          5,000           0.0%
Alain Deschamps                                   18,800               *                 --         18,800           0.0%
Denis Durocher                                     2,000               *                 --          2,000           0.0%
Jean Filippi                                       6,000               *                 --          6,000           0.0%


                                       11


                                                             PERCENTAGE
                                                                 OF                                             PERCENTAGE
                                                             OUTSTANDING                                            OF
                                               SHARES          SHARES                                           OUTSTANDING
                                            BENEFICIALLY     BENEFICIALLY      SHARES TO BE       SHARES          SHARES
                                               OWNED            OWNED           ACQUIRED        TO BE SOLD     BENEFICIALLY
        SELLING                                BEFORE          BEFORE           UNDER THE         IN THE        OWNED AFTER
       STOCKHOLDER                            OFFERING        OFFERING        LINE OF CREDIT     OFFERING       OFFERING(1)
--------------------------                  ------------     -------------    --------------   -----------     ------------

Michel Gervais                                     1,000               *                 --          1,000           0.0%
Isaac Krausz                                       1,500               *                 --          1,500           0.0%
Louis Lacroix                                     50,000               *                 --         50,000           0.0%
Micheline Latour                                 100,000               *                 --        100,000           0.0%
Intertrade Limited                                55,000               *                 --         39,000              *
Pierre Lefrancois                                 47,000               *                 --         36,000           0.0%
Bernard J. Mazur                                  20,000               *                 --         20,000           0.0%
Benoit Raymond                                    20,000               *                 --         20,000           0.0%
Mohamed Ouddane                                   33,000               *                 --         33,000           0.0%
NewTech Group
  International Inc.                          58,401,702          91.57%                 --      1,000,000          90.0%
Lise Plourde                                       2,500               *                 --          2,500           0.0%
Herve Queroy                                      13,000               *                 --         13,000           0.0%
Yvon Rancourt                                    500,000               *                 --        500,000           0.0%
Riechtel International
  Corporation                                     20,600               *                 --         15,600              *
Yves Renaud                                        9,750               *                 --          9,750           0.0%
David Rothschild                                  15,000               *                 --         15,000           0.0%
Howard Salomon                                    20,567               *                 --         20,567           0.0%
Trinity Capital                                    6,500               *                 --          6,500           0.0%
Louise Turcotte                                    2,500                                 --          2,500           0.0%
Josh Weinfeld                                     16,250               *                 --         16,250           0.0%
Westrock Advisors, Inc.                           23,810               *                 --         23,810           0.0%
Israel Worm                                       91,875               *                 --          6,250              *
                                            ------------     -----------      -------------    -----------     ----------
TOTAL                                         60,776,271          95.29%         38,461,538        41,190,932      19.16%
                                            ============     ===========      =============    ==============  ==========

-----------------------------------------

*        Less than 1%.

(1)      Applicable  percentage of ownership is based on 63,779,872  shares of common stock  outstanding as of January 17,
         2003,  together with securities  exercisable or convertible into shares of common stock within 60 days of January
         22, 2003 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange  Commission and generally includes voting or investment power with respect to securities.  Shares of common stock  subject to securities  exercisable  or  convertible  into shares of common stock that are currently exercisable or exercisable  within 60 days of January 22, 2003 are deemed to be beneficially  owned by the person holding such  securities  for the purpose of computing the  percentage  of ownership of such person,  but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)      Represents  1,166,667  shares of common stock issued as a commitment  fee in  connection  with the Equity Line of
         Credit.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 97% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date. Cornell Capital Partners will retain 6% of each advance.

         For illustrative purposes, NewTech Brake has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000, plus the 6% retainage.

GROSS PROCEEDS                  $1,000,000       $12,500,000       $25,000,000

NET PROCEEDS                      $855,000       $11,665,000       $23,415,000

USE OF PROCEEDS:                    AMOUNT            AMOUNT            AMOUNT
--------------------------------------------------------------------------------

Sales and marketing           $    550,000     $   7,750,000     $  10,000,000
Research and development           100,000           900,000         3,415,000
General Working Capital            205,000         3,015,000        10,000,000
                              ------------     -------------     -------------
TOTAL                         $    855,000     $  11,665,000     $  23,415,000
                              ============     =============     =============

                                    DILUTION

         The net tangible book value of NewTech Brake as of November 30, 2002 was ($5,962,304) or ($0.1775) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of NewTech Brake (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to NewTech Brake, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.65 per share.

         If we assume that NewTech Brake had issued 38,461,538 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.65 per share (I.E., the maximum number of shares needed in order to raise a total of $25.0 million under the equity line of credit), less a retention fee of $1,500,000 and offering expenses of $85,000, our net tangible book value as of November 30, 2002 would have been $17,452,696 or $0.2409 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.4164 per share and an immediate dilution to new stockholders of $0.4091 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                               $0.6500
Net tangible book value per share before this offering     $(0.1755)
Increase attributable to new investors                     $(0.4164)
                                                           ---------
Net tangible book value per share after this offering                 $0.2409
                                                                      -------
Dilution per share to new stockholders                                $0.4091
                                                                      =======



         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                           DILUTION PER
                   ASSUMED            NO. OF SHARES        SHARE TO NEW
               OFFERING PRICE          TO BE ISSUED          INVESTORS
               --------------         -------------        -------------
                  $0.6500             38,461,538(1)           $0.4111
                  $0.4875             51,282,051              $0.2828
                  $0.3250             76,923,076              $0.1676
                  $0.1625            153,846,153              $0.0696

---------------------

(1) Represents the number of shares of common stock being registered under the Equity Line of Credit.

                              EQUITY LINE OF CREDIT

         SUMMARY. On October 4, 2002, NewTech Brake entered into an Equity Line of Credit with Cornell Capital Partners. Pursuant to the Equity Line of Credit, NewTech Brake may, at its discretion, periodically sell, over a two-year period, to Cornell Capital Partners shares of common stock for a total purchase price of up to $25.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 97% of the lowest closing bid price of NewTech Brake's common stock on the Over-the-Counter Bulletin Board or other principal market on which its common stock is traded for the 5 days immediately following the notice date of an advance. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 6% of each advance under the Equity Line of Credit. In addition, NewTech Brake engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to act as its exclusive placement agent in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 23,810 shares of NewTech Brake's common stock. The costs associated with this registration will be borne by NewTech Brake.

         EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, NewTech Brake may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund its working capital needs. The periodic sale of shares is known as an advance. NewTech Brake may request an advance every 6 trading days and up to a maximum of $1,100,000 in any thirty-day calendar period with a maximum of $370,000 per advance. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount.

         We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $25.0 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is subject to an aggregate maximum of $1,100,000 in any thirty-day calendar period with a maximum of $370,000 per advance. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $25.0 million available under the Equity Line of Credit in a single advance (which is not permitted under the terms of the Equity Line of Credit) and the market price was equal to $0.65 per share, then we would issue 38,461,538 shares of our common stock to Cornell Capital for gross proceeds of $25,000,000. These shares would represent a 53.09% of our outstanding common stock upon issuance. NewTech Brake is registering 38,461,538 shares of common stock for sale under the Equity Line of Credit.

         You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at a recent price of $0.65 per share and 25%, 50% and 75% discounts to the recent price. This table does not take into account any shares of our common stock that would be issued upon exercise or conversion of outstanding options, warrants or debentures.


Weighted Average Price:               $0.6500         $0.4875          $0.3250            $0.1625

Purchase Price:                       $0.6305         $0.4728          $0.3152            $0.1576

No. of Shares:                 38,461,538 (1)      51,282,051       76,923,076        158,604,282

Total Outstanding(2):              72,441,410      85,261,923      110,902,948        192,584,154

Percent Outstanding(3):                53.09%          60.14%           69.36%             82.36%

----------------------

(1)      Represents  the  number of shares of  common  stock to be issued to  Cornell  Capital
         Partners at the prices set forth in the table.  The table reflects the maximum number of shares of common stock that are being registered in the accompanying  registration statement.

(2)      Represents the total number of shares of common stock  outstanding after the issuance of the shares to Cornell Capital Partners.

(3)      Represents  the  shares of common  stock to be  issued as a  percentage  of the total number shares outstanding.

         In addition to showing the inverse relationship, the above table also shows that the issuance of shares under the Equity Line of Credit may result in a change of control. That is, based on the examples set forth above, between 38,461,538 (I.E., the maximum number of shares that are being registered in the accompanying registration statement) and 76,923,076 shares of common stock could be issued under the Equity Line of Credit. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of NewTech Brake by electing its or their own directors.

         You should also be aware that in order for us to utilize the full $25.0 million available under the Equity Line of Credit, it may be necessary for our shareholders to approve an increase in our authorized common stock and for us to register additional shares of common stock. This is especially true if our stock price falls since we will be required to issue a greater number of shares of common stock under the Equity Line of Credit in such case. NewTech Brake is authorized in its Articles of Incorporation to issue up to 200,000,000 shares of common stock. As of January 22, 2003, NewTech Brake had 63,779,872 shares of common stock outstanding. NewTech Brake is registering 38,461,538 shares of common stock hereunder to be issued under the Equity Line of Credit.

         Proceeds used under the Equity Line of Credit will be used for sales as well as for general working capital purposes. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $85,000, consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital will retain 6.0% of each advance.

         In addition, in connection with the Equity Line of Credit, we issued a total of 1,166,667 shares of our common stock to Cornell Capital Partners as a commitment fee and 23,810 shares of our common stock to Westrock Advisors, Inc. as a placement agent fee.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of NewTech Brake's common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of NewTech Brake's shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of NewTech Brake's shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of NewTech Brake's common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners will pay NewTech Brake 97% of the lowest closing bid price of NewTech Brake's common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 6% of the proceeds received by NewTech Brake under the Equity Line of Credit, plus a one-time commitment fee of 1,166,667 shares of common stock. The 3% discount, the 6% retainage and the commitment fee are underwriting discounts. In addition, NewTech Brake engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 23,810 shares of NewTech Brake's common stock.

         Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in NewTech Brake's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing NewTech Brake's common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 6% of the gross proceeds received under the Equity Line of Credit. In addition, NewTech Brake engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 23,810 shares of NewTech Brake's common stock. The estimated offering expenses consist of: a SEC registration fee of $2,650, printing expenses of $2,500, accounting fees of $5,000, legal fees of $57,500 and miscellaneous expenses of $17,350. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of NewTech Brake while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from NewTech Brake under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         THE  FOLLOWING  INFORMATION  SHOULD  BE READ IN  CONJUNCTION  WITH  THE
CONSOLIDATED FINANCIAL STATEMENTS OF NEWTECH BRAKE AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

OVERVIEW

         Internet VIP, Inc. was formed in November, 1998, under the name Internet VIP, Inc. to sell long distance international telephone services using the new technology, Voice over Internet Protocol or "VoIP". From its controlling Switching Center in New York, calls were routed from anywhere in North America to anywhere in the world using VoIP technology.

         IVIP originally established its business presence in Montreal, with the opening of an office at 1155 University St., Suite 602 in February, 1999. The Montreal office was closed in December 2001 and IVIP's worldwide headquarters and the hub of its telecommunications network moved to 94 Washington Ave., Lawrence, NY.

         Since inception, IVIP completed private offerings in which it netted approximately $1,900,000. The bulk of the proceeds were used to purchase and install equipment for its facilities in Moscow and New York, to finance trips to develop IVIP's business in Russia, and network leasing costs.

         At the beginning of the previous fiscal year ended February 28, 2002, IVIP was confident that it could realize the goals that it had set for itself, but, as the year progressed, and the telecommunications industry declined, mainly due to overcapacity, IVIP realized that, not only would the goals not be met, but that it was faced with a diminishing market for the foreseeable future.

         During the second quarter, IVIP entered into an agreement with NewTech Group International Inc. of Blainville, Quebec, whereby IVIP underwent a change in control and a change in business orientation. IVIP's primary business was providing long distance services between Eastern European countries and the rest of the world. After nearly three years of building and developing this network and the expenditure of over two million dollars, IVIP still had only minimal revenues and had not as yet reached profitability. Given the intense competition in the telecom business, the future was not as promising as when IVIP initially undertook this project. Therefore, the Board of Directors decided to seek out other ventures in addition to the company's telecom business. NewTech Group International Inc. is an accomplished research and development company that has developed various technologies related to brake systems for heavy vehicles and is the owner of patents, licenses and rights to these technologies. As NewTech Group sought to commercialize and market products produced from these technologies, it was the intention of NewTech Group's Board of Directors to enter into an agreement that would sell and transfer rights to some of these technologies to IVIP.

         In order to complete the transactions contemplated in the agreement, IVIP re-organized the capitalization of IVIP by reverse splitting the common stock in a ratio of one share for every twenty shares. IVIP also amended its corporate charter and changed its name to NewTech Brake Corp. The closing of these transactions took place on July 1, 2002.

         Pursuant to the Agreement with NewTech Group, at the closing, and after the reverse split of the common stock, NewTech Brake issued to NewTech Group a preliminary payment of 30,000,000 shares of common stock, which constituted approximately 92% of the number of common shares outstanding immediately following the closing, on a fully-diluted basis. The current business of NewTech Brake will be discontinued.

         The present public company, of which approximately 92% of the outstanding common stock is owned by NewTech Group International Inc., had changed its corporate name to New Tech Brake Corp. and its trading symbol to NWTB. Pursuant to the Agreement, NewTech Group exercised its right to designate a majority of the Board of Directors of NewTech Brake effective ten days after the Information Statement was mailed to shareholders.

RESEARCH AND DEVELOPMENT

         NewTech Brake has no plans to conduct any research and development in the next year.

PLANT AND EQUIPMENT

         NewTech Brake has no plans to expend any additional funds on plant and equipment in the next year.

EMPLOYEES

         NewTech Brake has 5 full time employees and 2 part-time employees. NewTech Brake anticipates increasing the number of employees to approximately 12 over the next 12 months.

RECENT DEVELOPMENTS

         As of January 9, 2003, NewTech's shareholders approved an amendment to NewTech's Certificate of Incorporation increasing the authorized common stock of the Company from 50,000,000 to 200,000,000 shares and authorizing the issuance of 10,000,000 shares of preferred stock, par value $.0001 per share.

         On July 1, 2002, the Asset Transfer and Change in Control Agreement was completed and the process proposed therein confirming the name change of Internet VIP, changes in the Board of Directors and change in control of the company was affected. Pursuant to the Agreement, at the closing, NewTech Brake Corp. instructed its transfer agent to issue to NewTech Group International Inc. 30,000,000 shares of common stock toward the partial payment for product licensing and distribution rights set out in the agreement. NewTech Group International Inc. controls approximately 86% of the outstanding common shares or NewTech Brake Corp. on a fully diluted basis. NewTech Brake Corp. intends to commence operations regarding the commercialization and distribution of the NewTech heavy vehicle brake product in North America. That is the sole business of NewTech Brake Corp.

         On November 18, 2002, NewTech published a press release and filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing that Mr. Jack Ehrenhaus, a former director of NewTech Brake and former director and executive officer of Internet VIP, Inc., the predecessor organization to NewTech Brake, filed an unauthorized and unapproved Form 8-K on behalf of NewTech Brake. Mr. Ehrenhaus contends that NewTech Group International, Inc. breached the Asset Transfer and Change of Control Agreement, dated April 11, 2002 between NewTech Group International, Inc. and Internet VIP, Inc. and that Internet VIP, Inc. (now called NewTech Brake Corp.) elected to terminate the agreement prior to the change of control. Mr. Ehrenhaus disputes the current ownership structure of NewTech Brake Corp. NewTech Brake believes the unauthorized and unapproved Form 8-K filed by Mr. Ehrenhaus contained incorrect information and should be disregarded. Mr. Ehrenhaus signed a consent as a member of the Board of Directors of Internet VIP, Inc. ratifying and adopting the Asset Transfer and Change of Control Agreement and the actions contemplated therein. NewTech Brake has filed the consent as an exhibit to the accommpanying registration statement. Current management of NewTech Brake has reviewed Mr. Ehrenhaus' contentions and believes they are without merit and will defend against any future action by Mr. Ehrenhaus.

         As of January 9, 2003, NewTech's shareholders approved an amendment to NewTech's Certificate of Incorporation increasing the authorized common stock of the Company from 50,000,000 to 200,000,000 shares and authorizing the issuance of 10,000,000 shares of preferred stock, par value $0.0001 per share.

RESULTS OF OPERATIONS

         THREE MONTHS ENDED NOVEMBER 30, 2002 COMPARED TO NOVEMBER 30, 2001

         Lower operating expenses and write-off of liabilities in the three-month period ended November 30, 2002 resulted in a profit of $181,210 compared to a profit of $1,614,596, which includes a gain on disposal of discontinued subsidiary of $1,763,859, for the same period ended November 30, 2001.

         REVENUES

         During the three-month periods ended November 30, 2002 and 2001, the Company generated no revenue from sales of products and services.

         OPERATING EXPENSES

         During the three-month period ended November 30, 2002, the Company incurred $45,392 in operating expenses as compared to $58,562 in the same period in 2001. This year three-month period expenses are mostly related to the reorganization of the operations.

         DEPRECIATION

         During the three-month period ended November 30, 2002, the Company incurred depreciation expense in the amounts of $20,400, compared to $20,247 for the same period in 2001.

         GAIN ON WRITE-OFF OF LIABILITIES

         During the three-month period ended November 30, 2002, the Company wrote-off liabilities for a total of $257,839.

         INTEREST EXPENSE

         During the three-month period ended November 30, 2002, the Company incurred interest expense of $12,976 compared to $10,077 for the same period in 2001.

         NINE MONTHS ENDED NOVEMBER 30, 2002 COMPARED TO NOVEMBER 30, 2001

         Lower operating expenses and write-off of liabilities in the nine-month period ended November 30, 2002 resulted in a profit of $20,264 compared to a loss of $409,219 for the same period ended November 30, 2001.

         REVENUES

         During the nine-month period ended November 30, 2002, the Company generated no revenue from sales of products and services, compared to $391,113 for the same period ended November 30, 2001.

         OPERATING EXPENSES

         During the nine-month period ended November 30, 2002, the Company incurred $146,868 in operating expenses as compared to $1,349,592 in the same period in 2001. This year nine-month period expenses are mostly related to the reorganization of the operations.

         DEPRECIATION

         During the nine-month period ended November 30, 2002, the Company incurred depreciation expense in the amounts of $61,201, compared to $179,697 for the same period in 2001 (see Note 2).

         GAIN ON WRITE-OFF OF LIABILITIES

         During the nine-month period ended November 30, 2002, the Company wrote-off liabilities for a total of $257,839.

         INTEREST EXPENSE

         During the nine-month period ended November 30, 2002, the Company incurred interest expense of $24,286 compared to $45,494 for the same period in 2001. The decrease in interest expense is due to the Company repaying loan proceeds received previously.

         YEAR ENDED FEBRUARY 28, 2002 COMPARED TO FEBRUARY 28, 2001

         It should be noted that NewTech Brake has discontinued its telecom business and the following information is related to this discontinued business.

         REVENUES

         Although we had some revenues from the sale of pre-paid calling cards, since we have had no revenues from our core telecom business we considered ourselves to be in the development stage.

         During the year ending February 28, 2002, we generated $391,013 compared to $648,075 for the year ended February 28, 2001. All of our revenues came from the sale of pre-paid calling cards from one customer.

         OPERATING EXPENSES

         During the year ended February 28, 2002, we incurred an operating loss of $1,515,344 as compared to an operating loss of $638,254 for the year ended February 28, 2001. The increased loss is primarily due to an increase in our professional fees relating to the NewTech transaction and other aborted transactions, the recognition of salaries payable to management and staff and additional administrative expenditures.

         As reflected in our February 28, 2002 balance sheet,  NewTech Brake has
negative  working  capital.   NewTech  Brake's  operations  are  not  generating
sufficient cash to maintain its present operations.

         DEPRECIATION

         During the year ending February 28, 2002, we incurred depreciation expense of $114,000 compared to $128,659 from the year 2001.

         INTEREST EXPENSE

         During the year ending February 28, 2002, we incurred interest expense of $52,206 compared to $59,736 from the previous year.

LIQUIDITY AND CAPITAL RESOURCES

         At November 30, 2002, the Company had cash and cash equivalents of $17,983, compared to $63 at same date in 2001. The Company had a working capital deficit of $6,375,891 at November 30, 2002. Positive cash flows from operating activities for the nine-month period ended November 30, 2002 was $17,961 compared to negative cash flows of $169,788 for the same period in 2001.

         No investing activities incurred during the nine-month period ended November 30, 2002. Net cash used in investing activities was $17,266 for the nine-month period ended November 30, 2001.

         No financing activities incurred during the nine-month period ended November 30, 2002. Net cash provided by financing activities was $159,988 for the nine-month period ended November 30, 2001.

         At the end of the period, the Company owed $20,000 to a related party. In lieu of cash, interest on this loan is paid in the form of common shares.

         On October 4, 2002, NewTech Brake entered into an equity line of credit agreement with Cornell Capital Partners, L.P. Cornell Capital subject to certain terms and conditions will purchase up to $25 million of the NewTech Brakes' common stock. The term of the agreement is twenty-four months, subject to termination at the sole discretion of NewTech Brake and subject to certain events. Cornell Capital will purchase the shares of common stock for a 3% discount to the lowest closing bid price of our common stock for the 5 days immediately following the notice date. As a condition of the common stock purchase agreement, NewTech Brake must file a registration statement and the Securities and Exchange Commission must declare it effective before Cornell Capital is obligated to purchase any common stock of NewTech Brake. There can be no assurance of how much cash NewTech Brake will receive, if any, under the equity line of credit agreement with Cornell Capital.

COMMITMENTS AND CONTINGENCIES

         NewTech Brake has received loans from an affiliated company (an entity owned by a shareholder). These loans bear 10% interest per annum on the outstanding balance. In November 2001, all of these loans were paid with the issuance of 5,000,000 shares of common stock to the affiliated company. These shares were issued before the reverse stock split.

         On February 1, 2000, NewTech Brake entered into a $30,000 loan agreement with an unaffiliated party for an initial period of six months, which has been extended indefinitely. The loan bears interest of 5% per month, payable in cash or 6,000 common shares of NewTech Brake, at NewTech Brake's option. The loan is convertible at any time, at the lender's option, in whole or in part, to common shares of NewTech Brake at a conversion rate of $0.25 per share. The interest expense resulting from the beneficial conversion feature has been charged to the statement of operations for the years ended February 28, 2002 and 2001. Substantially all of NewTech Brake's assets are pledged to guarantee the repayment of the loan. In July 2002, this loan was paid with the issuance of 15,000 shares of common stock, which were issued before the reverse stock split.

         On March 14, 2000, NewTech Brake entered into a $25,000 loan agreement with an unaffiliated party for an initial period of three months, which has been extended indefinitely. The loan bears interest of 15% per annum, payable in cash or common shares of NewTech Brake, at NewTech Brake's option, at a conversion rate of 1 share for $0.0625 of interest. The loan is convertible at any time, at the lender's option, in whole or in part, to common shares of NewTech Brake at a conversion rate of $0.25 per share. The interest expense resulting from the beneficial conversion feature has been charged to the statement of operations for the year ended February 28, 2002 and 2001 Substantially all of NewTech Brake's assets are pledged to guarantee the repayment of the loan. On November 30, 2002 the balance due, including interest was $22,000.

         On September 22, 2000 NewTech Brake entered into a convertible debenture agreement with an unaffiliated party. The amount of the debenture was $300,000 Canadian Dollars (US $200,100). The debenture bears interest of 10% per annum and expires on September 30, 2002. The debenture can be converted, at the discretion of the holder, at any time up to the expiring date into common shares of NewTech Brake at a rate of 1 share per US $0.05 of the balance outstanding which rate has been adjusted for the one-for-twenty reverse stock split. This debenture is in default and NewTech Brake is attempting to negotiate a settlement with the lender. On December 23, 2002, Newtech Brake entered into an agreement with the debenture holder providing for the redemption of the convertible debenture. The agreement provides that Newtech Brake will redeem the convertible debenture with 16 equal monthly installments of $25,000 Canadian dollars (US $16,667), including interest, commencing February 15, 2003 and the last installment of $24,687 Canadian Dollars (US $16,458) on June 15, 2004.

         In June 2001, NewTech Brake issued 2 million shares in exchange for 1 million shares of InterCaribe Telecom, Inc., a Canadian company. InterCaribe Telecom was marketing communication services in the Caribbean. The transaction was valued at US $25,000 NewTech Brake also advanced an additional US $27,662 to InterCaribe Telecom since June 2001. At February 28, 2002 NewTech Brake determined that the investment in InterCaribe Telecom had been impaired, due to fact that InterCaribe had no operations and appeared not to have plans for future operations. The entire amount of US $52,662 has been written off.

         NewTech Brake has advanced monies in the amount of $196,607 to their joint venture in Moscow, Russia. At February 28, 2002, NewTech Brake determined that the investment in the joint venture in Moscow had been impaired based on limited potential of future cash flows and no contracts with clients, deeming the advances uncollectible. The entire amount of $196,607 has been written off as a loss.

         In December 1998 NewTech Brake entered into a 4 year consulting agreement with the Nais Corp., a shareholder, according to which Nais Corp. will provide NewTech Brake with financial and business public relation consulting services in consideration for $6,000 USD per month. In accordance to the agreement, commitment will start when NewTech Brake reaches certain amounts of revenue as defined in the agreement. Nais Corp. claims that it is owed approximately $240,000 USD at February 28, 2002. Prior management believed that this claim had no merit based on the limited revenue generation not meeting the minimum requirements of the agreement. Mr. Jack Ehrenhaus, managing director of Nais Corp. is a former director of NewTech Brake. This liability was written off in the three-month period ended November 30, 2002.

LIABILITIES ASSOCIATED WITH DISCONTINUED INTERNET VIP OPERATIONS

         Included in the August 31, 2002 financial statements of NewTech Brake are $680,259 of accounts payable, accrued liabilities, short and long terms loans associated with the discontinued former telecom business operated by Internet VIP (IVIP), the predecessor company. As of the date of the agreement, NewTech Brake had $819,018 in account payable, accrued liabilities, short and long term loans. Under the terms of the Asset Transfer and Change in Control Agreement, completed between NewTech Group International Inc. and IVIP, the former controlling shareholders of IVIP had agreed to pay, resolve or eliminate all outstanding debts of IVIP except for certain specific contractually accepted items totaling $200,000. As at July 1, 2002, the effective date of the asset transfer and change in control, IVIP had $619,018 of liabilities that were to be eliminated.

         As of November 30, 2002, there remains an outstanding $431,931 of those liabilities which under the terms of the agreement were to be eliminated. NewTech Brake and NewTech Group International Inc. management are of the opinion that these liabilities do not belong to NewTech Brake as there was a contractual undertaking by prior IVIP management to satisfy those liabilities after the closing of the asset transfer. The prior controlling shareholders of IVIP have in fact agreed to resolve those items in the coming months. However, until those liabilities are in fact satisfied or eliminated they will remain in the accounts of NewTech Brake as liabilities associated with discontinued operations.

GOING CONCERN


         The accompanying financial statements have been prepared assuming the NewTech Brake will continue as a going concern. NewTech Brake reported a net profit of $20,264 (unaudited) for the nine month period ended November 30, 2002 which includes a one time gain of approximately $257,000 from the write-off of liabilities.

         As reported on the statement of cash flows, NewTech Brake incurred positive cash flows from operating activities of $17,961 for the nine-month period ended November 30, 2002 (unaudited). NewTech Brake's cash flow from operations in the current year cannot sustain the continuing operations. With no revenues being generated presently by NewTech Brake, additional capital and/or borrowings will be necessary in order for NewTech Brake to continue in existence until attaining and sustaining profitable operations.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

         The Statement of Financial Accounting Standards Board (SFAS) No. 141, "Business Combinations," was issued by the Financial Accounting Standards Board
(FASB) in July 2001. This Statement establishes standards for accounting and reporting for business combinations. This statement requires the purchase method of accounting to be used for all business combinations, and prohibits the pooling-of-interests method of accounting. This Statement is effective for all business combinations initiated after June 30, 2001 and supercedes APB Opinion No. 16, "Business Combinations" as well as Financial Accounting Standards Board

Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." The adoption of this statement by NewTech Brake did not have a material impact on its financial condition or results of operations.

         The Statement of Financial Accounting Standards Board (SFAS) No. 142, "Goodwill and Other Intangible Assets," was issued by the Financial Accounting Standards Board (FASB) in July 2001. This Statement addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition. This statement requires goodwill amortization to cease and for goodwill to be periodically reviewed for impairment, for fiscal years beginning after October 31, 2001. SFAS No. 142 supercedes APB Opinion No. 17, "Intangible Assets." NewTech Brake does not expect the adoption of this statement to have a material impact on its financial condition or results of operations. The adoption of this Statement by NewTech Brake did not have a material impact on its financial condition or results of operations.

         The Statement of Financial Accounting Standards Board (SFAS) No. 143, "Accounting for Asset Retirement Obligation," was issued by the Financial Accounting Standards Board (FASB) in August 2001. This Statement will require companies to record a liability for asset retirement obligations in the period in which they are incurred, which typically could be upon completion or shortly thereafter. The FASB decided to limit the scope to legal obligation and the liability will be recorded at fair value. This Statement is effective for fiscal years beginning after June 15, 2002. The adoption of this statement by NewTech Brake did not have a material impact on its financial condition or results of operations.

         The Statement of Financial Accounting Standards Board (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued by the Financial Accounting Standards Board (FASB) in October 2001. This Statement provides a single accounting model for long-lived assets to be disposed of and replaces SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." This Statement is effective for fiscal years beginning after December 15, 2001. NewTech Brake is evaluating the effect of the adoption of this statement. The adoption of this statement by NewTech Brake did not have a material impact on its financial condition or results of operations.

CRITICAL ACCOUNTING POLICIES

         MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions. Every effort is made to ensure the integrity of such estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts reported in the balance sheet for cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate their fair values because of the immediate or short-term maturity of these financial instruments.

         CASH AND CASH EQUIVALENTS

         NewTech Brake considers all highly liquid investments with original maturities of ninety days or less to be cash and cash equivalents. Such investments are valued at quoted market prices.

         RECEIVABLES

         NewTech Brake believes that the carrying amount of receivables at February 28, 2002 approximates the fair value at such date.

         PROPERTY, EQUIPMENT AND DEPRECIATION

         Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight line method over the estimated useful lives as follows when the property and equipment is placed in service:

                                                              ESTIMATE
                                                             USEFUL LIFE
                                                             (IN YEARS)
                                                            -------------
                  Office Furniture                                  10
                  Computer Equipment                                 3
                  Software                                           3

         Repairs and maintenance are charged to operations as incurred, and expenditures for significant improvements are capitalized. The cost of property and equipment retired or sold, together with the related accumulated depreciation, are removed from the appropriate asset and depreciation accounts, and the resulting gain or loss is included in operations.

         IMPAIRMENT OF LONG-LIVED ASSETS

         Long-lived assets held and used by NewTech Brake are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The fair value of an asset is the amount at which the asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. Quoted market prices in active markets are the best evidence of fair value and shall be used as the basis for the measurement, if available. If quoted market prices are not available, the estimate of fair value shall be based on the best information available in the circumstances. The estimate of fair value shall consider prices for similar assets and the results of valuation techniques to the extent available in the circumstances. Valuation techniques include the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, option-pricing models, matrix pricing and fundamental analysis.

         REVENUE RECOGNITION

         The company sources of revenues are in the form of sales from prepaid calling cards, dedicated line rentals, sales from telephone line usage on a time basis. Revenues from prepaid calling cards are recognized when the calling cards are used, any unused time is considered deferred revenue. Revenues from line rentals are recognized over the contractual life of the line rental agreement. Revenues from sales from telephone line usage are recognized when the line is used.

         In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provide guidance for disclosures related to revenue recognition policies. Management believes that NewTech Brake's revenue recognition practices are in conformity with the guidelines of SAB 101.

         EARNINGS (LOSS) PER SHARE CALCULATION

         Earnings (Loss) per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires NewTech Brake to report both basic earnings (loss) per share, which is based on the weighted-average number of common shares outstanding during the period, and diluted earnings
(loss) per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-dilutive effect.

         STOCK-BASED COMPENSATION

         In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". The Company accounts for stock based compensation granted to non-employees in accordance with SFAS No. 123. NewTech Brake has determined that it will continue to account for employee stock-based compensation under Accounting Principles Board No. 25 and elect the disclosure-only alternative under SFAS No. 123.

                             DESCRIPTION OF BUSINESS

         The mission of NewTech Brake is to identify, develop and exploit, under licenses bought from NewTech Group International Inc., (hereafter referred to as NewTech Group) opportunities to provide a new generation of safer, more efficient and cost-effective full contact disc brakes and related components to the North American and European heavy vehicle market.

THE BRAKE INDUSTRY

         The motor vehicle industry has been in existence since the 19th century and can be classified as a mature and performance/cost driven. Brakes are complex, high-precision components and part of the most critical components of motor vehicles. Nevertheless, there has been no significant innovation in the brake industry for over fifty years and the caliper concept disc brake has reached its optimal development potential. As a result, the brake industry is very competitive, with a small number of suppliers, depending on economies of scale and intra-industry consolidation for growth.

         Although disc brakes have gradually replaced drum brakes in automobiles and light trucks in North America, they have not proven significantly superior and economical to use on trucks, trailers and buses. Drum brakes, a technology that dates back to the First World War, are still installed on approximately 97% of heavy vehicles (Class 7 & 8) in operation in North America. A significant fact, and key to NewTech Brake's marketing strategy is that the customer selects the brakes to be installed even when purchasing his new bus or truck.

         Competitive factors are: durability and reliability, price, ease of installation, low maintenance requirements and light weight combined with high strength. The NewTech brake addresses all of these factors.

         FUNDAMENTALS OF BRAKE SYSTEMS

         The brake system stops a vehicle by converting kinetic energy into thermal energy through friction. Brakes can be classified as drum or disc systems. A drum system forces brake shoes against the inside of a drum. Disc systems use calipers mounted on torque plates (or anchor plates) to force brake pads against rotors. (The rotors are the discs from which the system gets its name.) One drum or rotor rotates with each wheel.

         Disc systems are significantly more expensive, but are more effective because they fade less when they get hot. Front disc/rear drum combinations are often used to obtain some of the benefit of disc brakes without incurring the full cost.

         Brake systems operate hydraulically in light vehicles and are air-operated in most heavy vehicles. For the former, when the driver steps on the brake pedal, hydraulic fluid is forced out of the master cylinder and into four-wheel cylinders (with a drum system) or four calipers (with a disc system). This hydraulic pressure moves the shoes or pads.

         In a pneumatic system, also called air brakes, stepping on the brake is equivalent to opening a valve that lets compressed air press the brakes shoes against a brake drum or pads against the rotor of a disc system. For heavy vehicles, the price varies between drum systems and disc systems with the former in the $500 to $800 range and the latter costing up to $2600.

         HEAVY VEHICLE BRAKE SYSTEMS

         Pneumatic  systems are generally used on trucks and trailers (Class 7 &
8) because it is easier to connect the trailer's brake system to a pneumatic than to a hydraulic brake system. Unlike light-vehicle brake systems, disc brake systems for Class 8 trucks do not save weight. Rotors must be massive to prevent warping when heat builds up. Additionally, disc systems are more expensive than drum systems.

         On the lighter Class 6 and 7 trucks, about 60 percent of use pneumatic drum systems and about 40 percent use hydraulic disc systems.

         In the case of heavy Class 7 and 8 vehicles operated in hilly regions, the Jacob brake has become an essential complementary brake. This so-called "motor brake" utilizes the compression of the truck engine to generate its braking power. Although necessary for safety, such braking practices affect the lifetime of the engine.

         About 97 percent of North American Class 7 and 8 trucks use pneumatic drum systems while the remaining 3 percent use pneumatic disc systems. The widespread use of drum systems in North America is explained by the cost differential between disc and drum systems relative to gains in braking efficiency. Pneumatic disc systems are expected to become more prevalent because they are more effective. In Europe, they are widely used on Class 8 tractors at the front and rear axles, whereas pneumatic drum brakes are still widely used for trailers.

         The North American Class 6, 7 (single rear axle) and 8 (two or more axles) Truck OEM brake system components market in 1997 produced revenues of $649.2 million. The average brake system price was $1,589, of which about $730 was for the foundation. To this must be added the trailer market as well as the after market. The aftermarket consists of entire brakes, which occurs numerous times during the average 16-year life of a vehicle, and replacement parts required for periodic brake maintenance.

         Brake system components have been getting larger, causing the average price of brake systems to rise. The reasons for larger components include:

         o Fleet managers' requests for longer-lasting pads, blocks and linings that have resulted in friction material with greater surface area.

         o  Demand for fade resistant brakes.

         o  Larger drums, discs, shoes and pads, which better dissipate heat;

         o  Long stroke air chambers, which better maintain pressure.

         Loads on truck brakes have been increasing, partly as a consequence of efforts to improve fuel efficiency and for other reasons:

         o Truck makers have worked to reduce wind resistance and drive train friction;

         o  Radial tires have less rolling resistance than bias ply tires;

         o More powerful engines mean higher speeds, necessitating harder deceleration;

         o  Trucks are carrying heavier loads;

         o  Average speeds have increased.

         AXEL MANUFACTURERS

         The speed at which NewTech brakes can be introduced to the aftermarket is directly proportional to the number of axels for which a NewTech brake has been adapted. In the heavy vehicle market, a small number of axel manufacturers supply almost the entire market. The two main North American manufacturers are Dana and Meritor, while ZF supplies the North American market from Europe. The implication for NewTech is that, once a small number of axel models are available with NewTech brakes, it may be possible to retrofit a large percentage of the North American fleet of busses and trucks.

         HEAVY VEHICLE BRAKE COMPANIES

         Consolidation in the industry has resulted in increasingly fewer suppliers for Class 6, 7, and 8 truck brake systems. Thus, the market is very competitive, with a small number of suppliers, offering comparable products. Truck makers have substantial buying power and weigh-in at the high end of price sensitivity.

OUR PRODUCT

         The NewTech Brake's full contact disc brake is a bold departure from conventional braking technology. In place of pads mounted on a caliper squeezing onto a disc or brake shoes expanding outwards onto a drum, the full contact brake has two circular friction rings sandwiching an inner floating rotor. The 360-degree braking force that results is similar to that of an inverted clutch, where a circular friction plate is pressed against a flywheel face to engage the transmission.

         Although the brake is a true disc design, the assembly is modular, with a hub-like cover containing the ring-shaped brake pads. Hydraulic or air brake pressure applied evenly to the circular inner pad then pushes it in contact with the floating rotor, which itself is then pressed into contact with the outer pad. The activation mechanism is a composite membrane or bellow made primarily of Kevlar.

         With a larger pad area, the same braking force is achieved with a much lower pad pressures than a conventional disc brake. This allows the brake to be installed with less expensive components, and contributes to the longevity of the friction material.

THE NEWTECH FULL CONTACT TRUCK BRAKE

         The major components of the brake are:

         HOUSING

         The housing, made of cast iron, has been designed to optimize the use of space inside the wheel. It holds the outboard pad and supports the brake assembly.

         THE OUTBOARD PAD

         The outboard pad has fins for further dissipation of heat. It is fit with a molded thermal barrier made of a special composite material. Special inserts made of friction material are distributed evenly on the entire surface of the pad. Various friction materials are combined to ensure performance under diverse conditions.

         ROTOR

         The NewTech brake floating rotor improves overall brake performance by optimizing the mean braking radius for a given wheel size, increasing braking efficiency.

         INBOARD PAD

         The inboard pad also has fins for further dissipation of heat. Special inserts made of friction material are distributed evenly on the entire surface of the pad. Various friction materials are combined to ensure performance under diverse conditions. When the brakes are released, the inboard pad is returned to its original position by mean of a special spring-loaded mechanism. The rotor then disengages from the outboard pad and returns to its neutral position.

         THE PNEUMATIC DIAPHRAGM

         The pneumatic diaphragm - a membrane made of an elastomer composite - is incorporated into the spider. It extends and retracts much like a piston. Incredibly resistant, it can withstand many times the required pressure. Besides providing a rapid and graduated action during braking, it needs little pressure to operate the action. This diaphragm is kept in position inside the spider by means of a gasket-ring, which eliminates distortion and leaks that could occur through excessive use of the brake.

         THE SPIDER

         The spider is designed to integrate the brake system and the suspension. The rotor is connected to the wheel by means of the driving hub. The spider can be equipped with torque sensors, an ultra sensitive sensor that transmits the torque exerted on the brake either to the NewTech braking optimization system or to any other control system.

         The NewTech brake works as follows:

         The rotor is connected to the wheel by means of the driving hub. When the brakes are applied, pneumatic pressure extends the diaphragm, which in turn exerts pressure on the inboard pad. This forces the rotor against the outboard pad: the rotor is thus gripped on its entire surface, between the two pads. When the brakes are released, the diaphragm retracts and the spring-loaded mechanism returns the inboard pad to its original position, thereby releasing the rotor, which can start rotating again. Through its continuous progressive action, the rigid piston constantly compensates for the wear in the pads resulting from friction, thus keeping the air consumption constant in the diaphragm.

         NEWTECH REAR TRUCK BRAKE

         The NewTech rear brake complements the front design by adding a parking brake. Its principle is quite similar, except for a modified spider adapted to accommodate a push plate and an additional auxiliary spider incorporating a "Belleville" disc spring, which acts as a parking brake.

         The parking brake is applied when no air occurs in the system. The "Belleville" disc spring applies a force onto the push-plate, which in turn pushes on the thermal barrier which through the slack adjuster forces the inboard pad against the rotor. The rotor then slides and contacts the outboard pads.

         The parking brake is released when there is air in the system. The piston in the auxiliary spider applies a force onto the "Belleville" disc spring which in turn no longer applies pressure on the push plates, releasing the brake.

COMPETITIVE FEATURES OF THE NEWTECH BRAKE

         We believe that the NewTech brake system offers a number of distinct advantages over today's conventional drum and disc brakes. For the truck and bus OEM, It addresses the primary concerns related to warranty costs and system reliability. Its modular design, allowing the manufacturer to provide a complete corner system, from the knuckle outward to the wheel (spindle, hub and bearing, caliper, rotor, dust shield in the rear and drum), permits more efficient assembly.

         For the operator, it offers excellent economic performance, superior braking efficiency and longer brake life.

         After in-house computer analysis and simulations, dynamometer testing, test trials conducted with cars, the NewTech race test program and track testing with a Class 8 truck, we believe the NewTech brake can deliver the following competitive features:

         EXCELLENT ECONOMIC PERFORMANCE

         Brakes are among the least expensive equipment on a heavy rig, yet maintenance causes significant down time, and poor brake performance has been found to be the cause of many accidents. The NewTech brake system is cost competitive with caliper disc or drum brakes, either installed as original equipment or as aftermarket replacements. We believe that the operational cost savings generated by the exceptionally long life and low maintenance of NewTech brakes will cost-justify their implementation on heavy vehicles.

         Based on cost estimates provided by a Quebec transit authority, a payback of between two and three years is forecast, even for retrofits. The savings are achieved through longer life, quicker and less frequent brake maintenance, lower parts cost and less downtime.

         MORE CAPACITY TO STOP A VEHICLE

         The capacity to stop a vehicle is determined by two factors: brake torque generated by the braking mechanism, and brake control.

         A) BRAKE TORQUE. NewTech Brake believes that the tandem of a truck tractor should be equipped with a higher torque mechanism than those currently in use, considering the load increase produced by weight transfer during the braking process. Cars are generally equipped with stronger brakes at the front wheels for the same reason. Some oppose this theory, claiming that an increase in brake torque causes loss of control, which is a familiar problem with existing brakes. However, with its extremely fast response (ability to increase and reduce torque rapidly) and excellent linearity, the NewTech brake should solve the old dilemma of torque vs. control.

         B) BRAKE CONTROL. Brake control is a function of the lack of self-energizing (feature of disc brakes) and a high torque modulation rate. A vehicle traveling at 60 mph (97 km/h) covers 88 feet (27 meters) per second, creating the requirement for brakes capable of torque modulation at a high rate. Conventional foundation brake hysteresis significantly affects brake control.

         Hysteresis occurs when the foundation brake's torque output does not immediately or proportionately respond to a change in applied brake pressure. This causes the brake control system to overshoot either the release (reduce) or increase of pressure applied by the driver to the pedal. This phenomenon is well demonstrated by tire dash skid marks familiar on road surfaces, which are caused when the suspension is induced into oscillation by the sporadic application of brake pressure and release. In order to stop, the wheels of the vehicle must stay in contact with the road, and with this oscillating effect a large portion of the traction is lost.

         EXTENDED BRAKE LIFE

         The even pressure that the NewTech brake applies on the entire surface on both sides of the rotor, combined with lower overall maximum pressure results in significantly reducing wear on brake linings and rotors.

         NewTech Brake estimates that its truck brake will have a life of up to two times longer than "S" cam brakes, and up to three times longer than today's disc brakes.

         INDIRECT COST SAVINGS

         In addition to direct savings for parts and labor to maintain tuck brakes, other indirect costs can also be expected. Included are:

         A) IMPROVED MOTOR, TRANSMISSION AND POWER TRAIN LIFETIMES: We believe that the NewTech brake will reduce the use of "motor braking". The full contact design minimizes the heat transferred to the vehicle wheel, improving bearing and oil seal life.

         B) IMPROVED TIRE LIFE: The NewTech brake design keeps the casing temperatures relatively low, reducing the risk of burned or blown out tires caused by overheated brakes. If installed with ABS system, improved performance will greatly reduce the incidents of "flats" caused by ABS wheel lockup.

         C) DEAD LOAD REDUCTION: The NewTech brake assembly will be lighter than an equivalent "S" cam, weighing approximately 200 lbs., using a 104 lbs. drum.

         IMPROVED FADE AND RECOVERY PROPERTIES

         Current drum brakes are subject to problems of fading (reduction or absence of braking ability) and the consequent inability to recover braking power. This is caused by temperature increases during braking, which at certain levels change the chemical surface of the friction material. This causes the friction coefficient to drop with a reduction in or total loss of braking power. Such a situation is fairly common with heavy vehicles.

         With twice the friction material volume, approximately three times the friction surface, larger convection area and operating at a lower pressure, NewTech brake operates at a lower temperature, which reduces overall system fade.

         IMPROVED NVH (NOISE, VIBRATION, HARSHNESS)

         NewTech's brake mechanics work differently than those of conventional disc or caliper brakes using a full contact low pressure mechanism instead of the acute concentrated high pressure applied to a small area of the rotor by conventional disc or caliper technologies. For heavy vehicles, brake noise is a major issue for municipal busses and sanitation trucks. The NewTech brake greatly reduces this problem, while maintaining its economic and braking performance advantage.

         GOOD HEAT EXCHANGE (DISSIPATING) PROPERTIES

         NewTech's  brake  rotor  disc  design  with  large   dissipation   fins
contributes toward expelling the heat efficiently. The use of fins with large convection area also contributes to improving heat exchange properties. The full 360(degree) contact between the friction material and rotor transmits energy over a significantly larger surface, resulting in lower overall system temperatures and rapid heat dissipation. The lower operating temperature for the NewTech brake minimizes rotor deformation and the resulting NVH over the operating life of the vehicle.

         IMPROVED DESIGN OPPORTUNITY

         Finding enough axle space for installation and operation is a critical issue for drum and disc brakes used on heavy vehicles. The fact that the NewTech brake fits inside the wheel envelope on any vehicle means that additional space can be made available for the suspension system, chassis, etc. This design advantage could, among other benefits, have significant impact for truck and trailer manufacturers, such as the reduction of axle inventory. It is also of great significance for manufacturers of low-floor busses, where designers look for every inch of passenger space.

         BRAKE CONTROL SYSTEMS

         The NewTech foundation brake can be adapted to any brake control system currently available on Class 7 & 8 vehicles sold worldwide.

CURRENT STAGE OF DEVELOPMENT

         After approximately ten consecutive years of virtual and computer design, over $25 million of research and development work, and actual testing on passenger cars, race cars and trucks, we expect that the NewTech industrial air foundation brake is ready to move to the final stage of industrialization prior to "hitting the road."

         Its development has a lengthy history. Original foundation brake prototypes were manufactured in 1978 and tested on a Ford CLT 9000 truck tractor (44,800 lbs. MGVWR). The performances obtained during more than 12,000 miles (19,300 km) of intensive brake testing were exceptional and confirmed the superiority of the design.

         Advanced computer software, combined with high performance computers and NewTech Brake's in-house dynamometer have helped NewTech Brake to advance substantially on design optimization and materials development. After close to ten years of computer design and testing of its various components in a laboratory environment, the NewTech brake has completed its proof of concept stage and now undergoes its final revisions created by the industrialization process and the pre-production prototype release is expected in the following months.

         The pre-production prototypes, for 22.5% wheels model, are expected to be tested and validated by June 2003, and production samples are projected by Fall 2003. Our model for 24.5 wheels will follow and reach the market by the end of 2003.

INTELLECTUAL PROPERTY

         NewTech Brake, through rights granted by NewTech Group International Inc., relies on a combination of patent, patent pending, copyright, trademark, trade secret and contract laws, as well as international treaties, to protect the proprietary rights relating to technical know-how, designs, special materials, manufacturing techniques, and test equipment.

         NewTech Brake has adopted a proactive approach to identifying and protecting key patentable concepts and components. The objective of NewTech Brake's patent strategy is to obtain an exclusive and preferential position in product features; performance and cost compared to its competitors, while assuring NewTech Brake the widest possible application and broadest potential market for its products. NewTech Brake seeks to patent the key concepts and components, which it believes will provide it with a significant advantage over its competitors and for inventions NewTech Brake considers having commercial value. Patent protection outside North America is sought on a more selective basis for those inventions having significant commercial value.

BUSINESS DEVELOPMENT PLAN

         The total potential North American market for NewTech brakes is made up of:

         o  OEM - new busses and trucks - 2.1 million NT brakes per year;

         o  Retrofit Aftermarket - 7.5 million NT brakes/year; and

         o  Maintenance Aftermarket - 29.5 million maintenance kits per year.

GENERAL MARKETING STRATEGY

         NewTech Brake's target is to supply 7.5% of the North American market for heavy vehicle brakes by 2007. To achieve this goal, NewTech Brake will employ a "push-pull" strategy. It will build on existing opportunities in the North American aftermarket to demonstrate the superiority of its new brake technology ("pull"), while working with original equipment manufacturers (OEM's) to make NewTech brakes available on new trucks, busses and trailers ("push).

         We believe that the North American market is ideal for attacking the aftermarket (brake replacement on already manufactured vehicles), since purchasers have the final say as to which brakes will be installed on their trucks or busses.

         Furthermore, in the heavy vehicle market, brakes are matched to heavy-duty axels, which in turn are supplied by a small number (3) of major axel manufacturers. Combined, these manufacturers represent over 90% of all the axels used. Consequently, every one of the "standard" axels to which the NewTech brake is adapted, adds all the trucks or busses with the same axel to the potential NewTech Brake customer pool. NewTech Brake's core strategy for attacking the aftermarket is therefore to:

         1. Identify high-profile niches, where the NewTech brakes' improved performance and/or an economics can be demonstrated;

         2. Select the most frequently used axel(s) for adaptation and

         3. Identify and sell to strategic customers who will benefit from NewTech brakes and serve as market leaders.

         Specific opportunities include the Quebec municipal bus market, where we believe that the NewTech brake will solve performance and cost problems for the urban transit companies. The Quebec market is ideal for the introduction of new brakes because NewTech Brake is already known there and it is close to NewTech Group headquarters. More importantly, it has the combination of a standard North American vehicle profile, no-fault insurance and extreme meteorological conditions which complement testing conditions. Once the program is firmly established in Quebec, NewTech Brake intends to contact other large public transport fleets in the USA and Canada.

         Additional niche markets to be addressed are sanitation trucks and other short-haul frequent-stop trucks, followed by other markets that have similar problems related either to cost or performance. In parallel, NewTech Brake intends to approach the large long-haul fleets, where durability and operator safety are a major concern.

         The second part of NewTech Brake's strategy is to conclude arrangements with one or more heavy vehicle manufacturers to offer the NewTech brake as standard or optional equipment on new vehicles. Such an arrangement is already under discussion with a major European truck manufacturer, with a target introduction of the full contact brake to the European market for the 2007 model year.

RECENT DEVELOPMENTS

         Pursuant to an Asset Transfer and Change of Control Agreement dated April 11, 2002, between Internet VIP, Inc. and NewTech Group International Inc. of Blainville, Quebec, Canada, NewTech Group re-organized the capitalization of Internet VIP, Inc., amended its corporate charter to change its name to NewTech Brake Corp., and changed the focus of NewTech Brake.

         Prior to closing the Agreement, NewTech Brake had a reverse split its common shares in the ratio of twenty (20) to one (1). The former business, which included the assets, liabilities (except for outstanding debts not to exceed $200,000) and current operations are organized under NewTech Brake.

         At closing, NewTech Group transferred interests in certain patents, and rights of certain automotive technologies specifically related to the brake system in heavy vehicle markets to NewTech Brake. In consideration for its receipt of all of the NewTech Group's interests, NewTech Brake issued as full payment to NewTech Group 59.8 million common shares, which equates to approximately 93.8% of the issued and outstanding common shares of NewTech Brake, calculated on a fully diluted basis.

         The closing of these transactions, which took place after NewTech completed its diligence, occurred on July 1, 2002.

         Further pursuant to the Agreement, NewTech Group had the right to designate a majority of the Board of Directors of NewTech Brake effective ten days after having met certain regulatory requirements. This change in the majority of the Board was completed on April 19, 2002.

         On November 18, 2002, NewTech published a press release and filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing that Mr. Jack Ehrenhaus, a former director of NewTech Brake and former director and executive officer of Internet VIP, Inc., the predecessor organization to NewTech Brake, filed an unauthorized and unapproved Form 8-K on behalf of NewTech Brake. Mr. Ehrenhaus contends that NewTech Group International, Inc. breached the Asset Transfer and Change of Control Agreement, dated April 11, 2002 between NewTech Group International, Inc. and Internet VIP, Inc. and that Internet VIP, Inc. (now called NewTech Brake Corp.) elected to terminate the agreement prior to the change of control. Mr. Ehrenhaus disputes the current ownership structure of NewTech Brake Corp. NewTech Brake believes the unauthorized and unapproved Form 8-K filed by Mr. Ehrenhaus contained incorrect information and should be disregarded. Mr. Ehrenhaus signed a consent as a member of the Board of Directors of Internet VIP, Inc. ratifying and adopting the Asset Transfer and Change of Control Agreement and the actions contemplated therein. NewTech Brake has filed the consent as an exhibit to the accompanying registration statement. Current management of NewTech Brake has reviewed Mr. Ehrenhaus' contentions and believes they are without merit and will defend against any future action by Mr. Ehrenhaus.

         NewTech Brake now trades on the NASD Bulletin Board trading under the symbol "NWTB".

MANUFACTURING AND DISTRIBUTION STRATEGY

         NewTech Brake will base its products on the intellectual property, registered patents and patents pending controlled by NewTech Group and has an exclusive license covering North American and Europe. We intend to identify the most advantageous approach to delivering its product to the market.
         Our preferred approach is to create strategic partnerships with existent OEM suppliers through non-exclusive licenses for our products. We do not wish to compete directly with the current manufacturers in the brake industry and we believe that we would benefit from the credibility brought on by an alliance with an existing supplier. However, we intend to examine the creation of joint manufacturing ventures or, if necessary, organize a number of sub-contractors, managed by us, to supply the needs of the niche markets.

         We believe that the best way to distribute of our full-contact brakes beyond the niche markets already identified, will be to partner with, or acquire a North American distributor of brakes and brake components. We believe that various cost sharing strategies and/or royalty agreements can be negotiated to secure additional revenues for NewTech Brake.

THE REORGANIZATION

         Consistent with our business model, we intend to establish a flexible corporate structure, designed to accommodate the needs of our markets and the alliances and partnerships needed to deliver brakes to a conservative industry with established norms of operation.

         INTERIM MANAGEMENT

         NewTech Group will provide the personnel to manage NewTech Brake until such a time as the permanent management is put into place. Interim management will:

         o Prepare a detailed corporate development plan including operating budgets, detailed marketing plan, HR strategies

         o  Manage the current revenue opportunities

         o  Build the organization, including hiring a president

         o Choosing corporate locations in Quebec and the US (Initially Blainville, Quebec).

         o Identify legal agreements with strategic partners for manufacturing, distribution and sales.

         Mr. Denis Gamache was the Interim Chief Executive Officer until October 4, 2002 and director until November 19, 2002. Yvon Rancourt was elected President on October 4, 2002 and Chief Executive Officer on November 19, 2002.

         NEWTECH GROUP INTERNATIONAL INC.

         In addition to providing licenses and R & D, the role of NewTech Group will be to assist us to achieve a successful beginning for our new business. As indicated, NewTech Group will provide the interim management and infrastructure needed. On a longer-term basis, NewTech Group will provide us with design and engineering services, the tool and die design required for the manufacturing of the various components, as well as, the dynamometer and road testing of the numerous platform models.

         NewTech Group will provide these services on a reasonable fee basis. We estimate that a turnkey contract to adapt the NewTech brake and system to a particular platform, which would include the design, engineering, prototyping and testing will cost up to $2 million dollars. We believe that these costs will be reduced substantially once the processes for fabrication are standardized and strategic partners are in place.

EMPLOYEES

         As of January 22, 2003, we had 5 full time employees and 2 part-time employees. None of our employees are represented by a labor organization and we are not a party to any collective bargaining agreements.

                                   MANAGEMENT

         NewTech Brake's interim directors and executive officers are as follows:

            NAME                          AGE        POSITION
            --------------------------  -------      ------------------------------------
            Yvon Rancourt                  57        President, Chief Operating Officer,
                                                     Chief Executive Officer and Chairman
                                                     of the Board

            Claude Rancourt                54        Director, Secretary

            Gilbert Lasnier                46        Director

            Marc-Antoine Gratton           50        Director

            Louis Lacroix                  62        Director

         The following is a brief description of the background of the directors and executive officers of NewTech Brake.

YVON RANCOURT

         Mr. Yvon Rancourt became Chairman of the Board of Directors and Chief Operating Officer of NewTech Brake effective April 19, 2002. Mr. Rancourt became President of NewTech Brake on October 4, 2002. Mr. Rancourt is the inventor of the NewTech Full Contact Disc Brake and was one of the founders and principal patent filers at NewTech Group International Inc. Since the beginning of NewTech Group International Inc. in 1989, Mr. Rancourt has been serving as Chairman of the Board of Directors and Chief Operating Officer of NewTech Group International Inc. From 1981 to 1989, Mr. Rancourt served as Director of Production at Compania Minera Ucalali S.A. From 1979 to 1981, Mr. Rancourt worked as a private consultant in the wood finishing manufacturing industry. From 1976 to 1979, Mr. Rancourt served as Chief Executive Officer of Dolphin Brake Inc. At Dolphin Brake Inc., Mr. Rancourt was one of the founders and the principal patent filer of the first concept of full contact disc brakes for heavy vehicles. From 1974 to 1976, Mr. Rancourt served as Managing Director at Les Manufacturiers de Precision de Beauce Inc., a manufacturer of truck trailer axles. From 1973 to 1974, Mr. Rancourt served as Director of Production for Snow Jet, a manufacturer of snowmobiles. In 1966, Mr. Rancourt founded Beauce Machine Shop and served as Managing Director until 1973. Yvon is the brother of Claude Rancourt.

CLAUDE RANCOURT

         Mr. Claude Rancourt became a Director and the Secretary of NewTech Brake effective April 19, 2002. Since the formation of NewTech Group International Inc. in 1989, Mr. Rancourt has been serving as Chief Executive Officer and as Director of Legal Affairs of NewTech Group International Inc. Mr. Rancourt was in private practice as a notary from 1976 to 2000, and from 1972 to 1974, specializing in the fields of Real Estate and Corporate Law. From 1974 to 1976, Mr. Rancourt served as a Director at Les Manufacturiers de Precision de Beauce Inc. Mr. Rancourt is one of the founders of NewTech Group International Inc. and one of the filers of the first patents. He is the brother of Yvon Rancourt. Mr. Rancourt received a L.L.L. (1971) and D.D.N. (1972) from Sherbrooke University, Quebec.

GILBERT LASNIER

         Mr. Gilbert Lasnier became a Director of NewTech Brake effective April 19, 2002. Since 1997, Mr. Gilbert Lasnier has worded for the International Civil Aviation Organization in Montreal, Quebec, as a GIS analyst. From 1990 to 1997, Mr. Lasnier founded and became President of Sigrafix Inc., a geographic information systems company engaged in implementation of cartographic software. From 1988 to 1990, Mr. Lasnier worked for Nepcom Inc., a civil works contrator, as a senior surveying technician and supervisor. From 1981 to 1988, Mr. Lasnier worked for different companies (Hydro Quebec, Domtar, Geonumerigraphe, Luc
Pelletier & Associates) as a surveying technician. From 1976 to 1980, Mr. Gilbert Lasnier worked for the government in Geodesic Services as a technician.

MARC-ANTOINE GRATTON

         Mr. Marc-Antoine Gratton became a Director of NewTech Brake effective April 19, 2002. Since 1987, Mr. Gratton has been serving as Vice President and Comptroller of Optron Inc., a Canadian-based company specializing in the sales rentals and maintenance of Geodetic Instruments and in lasers for industry and construction. From 1974 to 1985, Mr. Gratton was a logistics consultant with several large companies, including Bell Canada International, Cartier Engineering, BGCheco International and J.F. Pritchard & Sons International. During this time from 1974 to 1985, Mr. Gratton worked on a number of overseas projects, including the West-African Panaftel telecommunications implementation, the Andekaleka Hydroelectric Development Project in Madagascar and a large telecommunications project in Zaire. During this same time period, Mr. Gratton worked on the Reza Shah Kabir Hydroelectric development project in Iran and as administrator of the Hassi R'Mel (Algeria) training center and site of a major natural gas plant. Mr. Gratton has been a shareholder of NewTech Group International Inc. since 1995.

LOUIS LACROIX

         Mr. Louis Lacroix was appointed to the Board of Directors on November 19, 2002. Mr. Lacroix is Chairman of the Teamsters Canadian Pension Plan, Member of the Quebec Environmental Foundation and Member of the Council for the Canadian Unity since 1989. Mr. Louis Lacroix has been involved in the Canadian and Quebec labor movement for more than 30 years. His career as a trade-unionist has promoted him to the highest positions in the labor organization where he worked most of his professional life. In 1989, Mr. Lacroix was elected President for the Canadian Conference of Teamsters and elected Int'l Vice President for the International Brotherhood of Teamsters in 1991, which is the world's largest union in the transport industry. Mr. Lacroix has been appointed International Director and President for the Canadian Conference of Teamster in 1988. Mr. Lacroix retired in 2000. In addition to his responsibilities as President and International Director, Mr. Lacroix is directly involved in various activities and organizations of social, environmental and para-professional nature. In spite of his numerous commitments within the Teamsters Union, Mr. Lacroix has been involved in various social, community and charitable activities. Mr. Lacroix is the chairman of the Omnium Louis Lacroix, an annual golf tournament which benefits various social and environmental organizations and was recipient of the "Histadrut Menorah Award."

RESIGNATION OF DIRECTORS AND OFFICERS

         On October 4, 2002, Mr. Jack Ehrenhaus was removed as the President of NewTech Brake. Mr. Denis Gamache resigned as the Chief Executive Officer on October 4, 2002 and as Director on November 19, 2002.

COMPENSATION OF DIRECTORS

         The Board of Directors has not received compensation for acting as a director. The proposed Board of Directors will receive options to purchase 125,000 shares of common stock during their terms as directors. The exercise price for these options is $0.50 per share and they expire one year after the director resigns from his directorship.

ITEM 10.  EXECUTIVE COMPENSATION

         The following table shows all the cash compensation paid by NewTech Brake, as well as certain other compensation paid or accrued, during the fiscal years ended February 28, 2002, 2001, and 2000 to NewTech Brake's named executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to this executive officer during these fiscal years.


                                        ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
                           -------------------------------------------  ------------------------------------------------
                                                                                 AWARDS                 PAYOUTS
                                                                        ------------------------------------------------
                                                            OTHER        RESTRICTED
                                                            ANNUAL         STOCK      OPTIONS/     LTIP      ALL OTHER
                                    SALARY    BONUS      COMPENSATION     AWARD(S)     SAR'S     PAYOUTS   COMPENSATION
NAME AND                            ------    -----      ------------     --------      -----     -------   ------------
PRINCIPAL POSITION         YEAR       ($)      ($)           ($)            (#)          (#)        ($)         ($)
------------------         ----       ---      ---           ---            ---          ---        ---         ---
Jack Ehrenhaus               2002     $   0   $   0         $   0                0            0     0          $   0
Former President             2001     $   0   $   0         $   0                0            0     0          $   0

Christian Richer          2002(5)     $   0   $   0         $   0                0            0     0          $   0
Former Chief Executive       2001     $   0   $   0     $4,000(3)                                              $   0
Officer(2)                   2000     $   0   $   0     $4,000(3)       100,000(4)   100,000(5)     0          $   0





-----------------------

(1)      Mr. Ehrenhaus was the President of NewTech Brake from December 31, 2001 to October 4, 2002.

(2)      Mr. Richer was appointed Chief Executive Officer of NewTech Brake effective August 29, 2000 and resigned from his position  effective May 1, 2001. Mr. Richer had an employment  agreement under which he was to receive an annual  salary of $90,000  per year.  Due to cash  shortage,  Mr.  Richer did not receive any portion of this salary.

(3)      Mr. Richer's employment contract provided for an annual car allowance of $4,000.

(4)      Under the terms of his  employment  contract,  Mr. Richer was granted  options to purchase  100,000 shares of
         NewTech Brake common stock at an exercise price of $0.05 per share for each year his employment  contract was in effect.

(5)      Under the terms of his employment  contract,  Mr. Richer was granted 100,000 shares of NewTech Brake's common stock.

         The following table contains information regarding options granted during the year ended February 28, 2002 to
NewTech Brake's named executive officer.

                                                 OPTION/SAR GRANTS TABLE

                                                            % TOTAL
                                  NO. OF SECURITIES      OPTIONS/SAR'S
                                     UNDERLYING           GRANTED TO
                                    OPTIONS/SAR'S      EMPLOYEES IN 2000      EXERCISE OR BASE PRICE
NAME                                 GRANTED (#)              (%)                  ($ PER SHARE)          EXPIRATION DATE
-----------------------------   --------------------  -------------------    ------------------------    -----------------
Christian Richer, CEO                 100,000(1)              100%                     $0.05             March 31, 2001



------------------------

(1)      This option was exercised on March 31, 2001.


         The following table contains information regarding options exercised in the year ended February 28, 2002, and the number of shares of common stock underlying options held as of February 28, 2002, by NewTech Brake's named executive officer.


                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                     FISCAL YEAR END OPTIONS/SAR VALUES (1)


                                                                                                        VALUE OF UNEXERCISED
                                                             NUMBER OF SECURITIES UNDERLYING         IN-THE-MONEY OPTIONS/SAR'S
                         SHARES ACQUIRED                     UNEXERCISED OPTIONS/SAR'S AT FY-END               AT FY-END
                           ON EXERCISE      VALUE REALIZED   -----------------------------------     ---------------------------
                         ---------------    ---------------                (#)                                   ($)
                                                             -----------------------------------     ---------------------------
NAME                           (#)                ($)          EXERCISABLE       UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
---------------------    ---------------    ---------------  --------------   ------------------     ------------  -------------
Christian Richer, CEO         100,000            5,000             -0-               -0-                  -0-         -0-


EMPLOYMENT AGREEMENT

         On April 28, 2000, NewTech Brake entered into a one-year employment agreement with its former Chief Executive Officer, Mr. Christian Richer. The agreement was effective May 1, 2000 through April 30, 2001 and was automatically renewed unless either party gives notice to terminate within 60 days of the expiration date, which was April 30. The agreement provided for an annual salary of $90,000. Under the terms of the agreement, Mr. Richer also received 100,000 shares of the NewTech Brake's common stock. In addition, each year the agreement was in effect, Mr. Richer was granted options to purchase 100,000 shares of NewTech Brake's common stock at an exercise price of $0.05 per share. Mr. Richer's employment contract also allowed a car allowance of approximately $4,000 annually. The contract was not renewed after April 30, 2001.

COMMITTEES

         AUDIT COMMITTEE. The Audit Committee currently consists of Marc-Antoine Gratton and Claude Rancourt.

         COMPENSATION COMMITTEE. The Compensation Committee currently consists of Marc-Antoine Gratton, Louis Lacroix and Yvon Rancourt.

                             DESCRIPTION OF PROPERTY

         Since June 2002, NewTech Brake maintains its corporate offices at 779 Industrial Blvd. Blainville, Quebec and does not pay rent for these premises because NewTech Group International, a majority shareholder of NewTech Brake, owns the office space. Before that date, NewTech Brake was located at 1155 University Street, Suite 602, Montreal, Canada where we had approximately 1,550 square feet at an annual rental of approximately $20,000 per year which included all utilities and applicable taxes. That lease was cancelled in December 2001.


                                LEGAL PROCEEDINGS

         On November 18, 2002, NewTech published a press release and filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing that Mr. Jack Ehrenhaus, a former director of NewTech Brake and former director and executive officer of Internet VIP, Inc., the predecessor organization to NewTech Brake, filed an unauthorized and unapproved Form 8-K on behalf of NewTech Brake. Mr. Ehrenhaus contends that NewTech Group International, Inc. breached the Asset Transfer and Change of Control Agreement, dated April 11, 2002 between NewTech Group International, Inc. and Internet VIP, Inc. and that Internet VIP, Inc. (now called NewTech Brake Corp.) elected to terminate the agreement prior to the change of control. Mr. Ehrenhaus disputes the current ownership structure of NewTech Brake Corp. NewTech Brake believes the unauthorized and unapproved Form 8-K filed by Mr. Ehrenhaus contained incorrect information and should be disregarded. Mr. Ehrenhaus signed a consent as a member of the Board of Directors of Internet VIP, Inc. ratifying and adopting the Asset Transfer and Change of Control Agreement and the actions contemplated therein. NewTech Brake has filed the consent as an exhibit to the accompanying registration statement. Current management of NewTech Brake has reviewed Mr. Ehrenhaus' contentions and believes they are without merit and will defend against any future action by Mr. Ehrenhaus.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of January 22, 2003, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the directors, (iii) each executive officer and (iv) all directors and executive officers as a group.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                                                         COMMON STOCK
                                                                                      BENEFICIALLY OWNED
                                                                                  ----------------------------
NAME/ADDRESS                                    TITLE OF CLASS                        NUMBER       PERCENT(1)
---------------------------------------------   --------------------------------  ----------------------------
Yvon Rancourt                                   Common stock                          625,000(2)      *
779 Industrial Blvd.
Blainville, Quebec J7C 3V3

NewTech Group International Inc.(3)             Common stock                       58,401,702        91.57%
779 Industrial Blvd.
Blainville, Quebec J7C 3V3

Claude Rancourt                                 Common stock                          125,000(2)      *
779 Industrial Blvd.
Blainville, Quebec J7C 3V3

Gilbert Rancourt                                Common stock                          125,000(2)      *
779 Industrial Blvd.
Blainville, Quebec  J7C 3V3

Marc-Antoine Gratton                            Common stock                          125,000(2)      *
779 Industrial Blvd.
Blainville, Quebec  J7C 3V3

Louis Lacroix                                   Common stock                          177,500(2)      *
779 Industrial Blvd.
Blainville, Quebec  J7C 3V3

Directors and All Officers as a Group(3)        Common stock                       59,579,202        92.51%
779 Industrial Blvd.
Blainville, Quebec J7C 3V3


------------------------------------

*        Represents less than 1%.

(1)      Applicable  percentage of ownership is based on  63,779,872  shares of common stock  outstanding  as of
         January 22, 2003,  together with  securities  exercisable  or  convertible  into shares of common stock within 60 days of  January  22,  2003 for each  stockholder.  Beneficial  ownership  is  determined  in accordance  with the rules of the Commission  and generally  includes  voting or investment  power with respect to securities.  Shares of common stock subject to securities  exercisable  or convertible  into shares of common stock that are currently exercisable or exercisable within 60 days of January 22, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)      Includes an option to purchase 125,000 shares of common stock at an exercise price of $0.50 per share.

(3)      Pursuant to the Asset  Transfer and Change of Control  Agreement,  dated April 11, 2002, by and between the Company and NewTech Group  International  Inc.,  NewTech Brake issued  57,800,000 shares of NewTech
         Brake's common stock to NewTech Group  International  Inc. as partial payment for product licensing and distribution  rights.  Subsequently,  NewTech Group transferred  1,398,298 shares,  leaving  58,401,702 shares of common  stock.  The two majority  shareholders  of NewTech Group  International  are Mr. Yvon
         Rancourt  and  Mr.  Claude  Rancourt.   Together  they  are  majority  shareholders  of  NewTech  Group
         International,  with each owning 26.67% of NewTech Group. Accordingly, Mr. Yvon Rancourt and Mr. Claude
         Rancourt  are deemed to be the  beneficial  owners of the shares in NewTech  Brake held by the  NewTech
         Group.

(4)      Consists of 5 individuals.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On July 1, 2002, the Asset Transfer and Change in Control Agreement was completed and NewTech Brake Corp. transferred to NewTech Group International Inc. 30,000,000 shares of NewTech Brake's common stock toward the partial payment for product licensing and distribution rights set out in the agreement. Under the terms of the agreement, NewTech Brake purchased the NewTech Group International Inc. heavy vehicle brake product licensing and distribution rights for North America and Europe at a value of $11,960,000 and will issue a total of 59,800,000 shares of its common stock. Additionally, royalties are to be paid but the amount is yet to be determined. In January 2003, NewTech Brake issued the remaining 29,800,000 shares of common stock to the NewTech Group in connection with the Asset Transfer and Change in Control Agreement.

         In February 2002, NewTech Brake issued 1,500,000 shares of common stock to the former Chairman of the Board, Ilya Gerol and former Vice-President, Viatcheslav Makarow in settlement of accrued, unpaid wages in the amount of $45,996 and loans to NewTech Brake in the amount of $20,000. Mr. Gerol and Mr. Makarow each received 750,000 shares of common stock, which were issued before the reverse stock split.

         In September 2001, NewTech Brake issued 1,100,000 shares of common stock to the former Chairman of the Board, Ilya Gerol, Vice-President, Virtchestov Makarov and Olga Frolova, as administrative employee, in settlement of accrued unpaid wages in the amount of $156,735.24. Of the 1,100,000 shares of common stock distributed, Mr. Gerol received 500,000 shares of common stock, Mr. Makarov received 500,000 shares of common stock and Ms. Frolova received 100,000 shares of common stock as compensation. These shares were issued before the reverse stock split.

         By way of an assignment from VI  Interservice  Inc., an entity owned by
V. Makarov, a former director and officer of NewTech Brake, NewTech Brake entered into an office lease agreement for its Montreal office on September 15, 2000. The lease was cancelled in December 2001. The monthly rent amount was $1,705. Prior to September 15, 2000, NewTech Brake rented office space from VI Interservice Inc. at an annual rental of $24,000. NewTech Brake believes the rate was at fair-market value.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "NWTB." The following table shows the high and low closing prices for the periods indicated.

              2000                                 HIGH                 LOW
              First Quarter                         N/A                 N/A
              Second Quarter                        N/A                 N/A
              Third Quarter                         N/A                 N/A
              Fourth Quarter                        N/A                 N/A

              2001                                 HIGH                 LOW
              First Quarter                         N/A                 N/A
              Second Quarter(1)                  $0.420              $0.100
              Third Quarter                      $0.270              $0.031
              Fourth Quarter                     $0.065              $0.030

              2002                                 HIGH                 LOW
              First Quarter                      $0.043              $0.006
              Second Quarter                     $0.800              $0.024
              Third Quarter                      $0.080              $0.027
              Fourth Quarter                     $1.030              $0.031

-------------------------------
(1) Stock quotations are available for NewTech Brake commencing in the second quarter of 2001.

(2)      These prices reflect stock prices after a 1 for 20 reverse stock split.

HOLDERS OF COMMON EQUITY

         As of Janaury 22, 2002, the number of record holders of our common shares was approximately 232.

DIVIDEND INFORMATION

         To date, NewTech Brake has never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

SALES OF UNREGISTERED SECURITIES

         In January 2003, we issued 29,800,000 shares of common stock as the remaining balance payment in connection with the Acquisition of Assets and Change of Control Agreement, dated April 11, 2002, between NewTech Group International Inc. and Internet VIP, Inc.

         In October 2002, we issued 23,810 shares of common stock to Westrock Advisors, Inc. as a placement agent in connection with the equity line of credit transaction.

         In October 2002, we issued 1,166,667 shares of common stock to Cornell Capital Partners, L.P. as a commitment fee in connection with the equity line of credit transaction.

         In August 2002, we issued 16,500 shares of common stock in settlement of liabilities of $6,270.

         In July 2002, we issued 281,750 shares of common stock in settlement of liabilities of $113,421.

         In the second quarter of 2002, we issued 30,000,000 shares of common stock as partial payment in connection with the Acquisition of Assets and Change of Control Agreement, dated April 11, 2002 between NewTech Group International Inc. and Internet VIP, Inc.

         During the quarter ended May 31, 2002, we issued 4,000,000 shares of common stock in settlement of consulting services in the amount of $40,000. These shares were issued before the reverse stock split.

         Prior to April 2002, when we had our reverse stock split, the amounts of sales of unregistered securities listed here are not adjusted for the reverse stock split and are listed in their pre-split original share amounts.

         In January 2003, we issued 29,800,000 shares of common stock as the remaining payment in connection with the Acquisition of Assets and Change of Control Agreement dated April 11, 2002, between NewTech Group International, Inc. and Internet VIP, Inc.

         In February 2002, we issued 1,500,000 shares of common stock to the former Chairman of the Board, Ilya Gerol and former Vice-President, Viatcheslav Makarow in settlement of accrued, unpaid wages in the amount of $45,996 and loans to NewTech Brake in the amount of $20,000. Mr. Gerol and Mr. Makarow each received 750,000 shares of common stock.

         We received investment relations services from an affiliated company (a shareholder). Fees for such services which totaled $44,000 and $38,105 for the years ending February 28, 2002 and 2001 respectively.

         In November 2001, an outstanding loan balance of $102,400 was settled with the issuance of 5 million shares of common stock.

         In November 2001, we issued 2,500,000 shares of common stock in settlement of a short term loan in the amount of $102,400.

         In November 2001, we issued 50,605 shares of common stock in settlement of interest in the amount of $5,060.

         In October 2001, we issued 1,100,000 shares of common stock in settlement of salaries in the amount of $156,735.

         In October 2001, we issued 2,080,000 shares of common stock in settlement of services in the amount of $108,897.

         In September 2001, we issued 1,100,000 shares of common stock to its President, Vice-President and an administrative person in settlement of accrued unpaid wages in the amount of $156,735.24.

         In September 2001, we issued 500,000 shares of common stock to a shareholder for settlement of accrued liabilities totaling $27,500 USD.

         In August 2001, we issued 2,400,000 shares of common shares in settlement of services in the amount of $600,000.

         In August 2001, we issued 348,500 shares of common stock in settlement of services in the amount of $42,700.

         In August 2001, we sold 1,198,882 shares of common stock in a private placement of $142,667.

         In June 2001, we issued 2,000,000 shares of common stock in settlement for an investment in a non-related company in the amount of $300,000.

         In June 2001, we issued 900,000 shares of common stock in settlement for services in the amount of $252,000.

         In June 2001, we issued 50,605 shares of common stock in settlement of interest in the amount of $5,060.

         In June 2001, we issued 215,000 shares of common stock in settlement of services in the amount of $32,050.

         In May 2001 we sold 350,000 shares of common stock in a private placement of $52,500.

         In May 2001, we issued 64,500 shares of common stock in settlement of interest in the amount of $20,352.

         In May 2001, we issued 737,500 shares of common stock in settlement for services in the amount of $168,992.

         In March 2001, Mr. Rider, a former CEO, exercised his option to purchase 100,000 shares of common stock at $0.05 per share.

         In April 2001, we issued 87,500 shares of common stock in a private placement for $14,000.

         In May 2001, we issued 100,000 shares of common stock in a private placement for $20,000.

         In May 2001, we issued 46,083 shares of common stock in a private placement for $10,000.

         In August 2001, we issued 1,198,882 shares of common stock in a private placement for $142,667.

         In December 2001, we issued 600,000 shares of common stock in a private placement for $10,000.

         In June 2001, we issued 130,432 shares of common stock in settlement of interest expense in the amount of $33,424.

         In July 2001, we issued 2 million shares of common stock in exchange for 1 million shares of InterCaribe Telecom, Inc., a Canadian company. InterCaribe Telecom was marketing communication services in the Caribbean. The transaction was valued at $25,000 USD.

         Between April 1, 2001 and February 2002, NewTech Brake issued 8,600,000 shares of common stock in settlement of debt and accrued liabilities totaling $401,628.

         Between April 1, 2001 and February 2002, NewTech Brake issued 7,853,403 shares of common stock for services rendered totaling $534,169.

         We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by NewTech Brake, after approval by our legal counsel. NewTech Brake believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. NewTech Brake also believes that the investors had access to the same type of information as would be contained in a registration statement.

                            DESCRIPTION OF SECURITIES

         Below is a description of NewTech Brake's outstanding securities, including common stock, preferred stock, options, warrants and debt.

COMMON STOCK

         NewTech Brake's Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share. As of January 22, 2003, NewTech Brake had 63,779,872 shares of common stock issued and outstanding. Each share of NewTech Brake's common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of NewTech Brake's common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of NewTech Brake's common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to NewTech Brake's common stock. In the event of liquidation, dissolution or winding up NewTech Brake, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.

PREFERRED STOCK

         NewTech Brake's Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.0001 per share. As of January 22, 2003, NewTech Brake had no issued and outstanding preferred stock. The preferred stock may be issued in one or more series, from time to time, with each such series to have such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Certificate of Incorporation.

OPTIONS, WARRANTS, OTHER CONVERTIBLE SECURITIES

         OPTIONS: As of January 22, 2003, NewTech Brake had 625,000 outstanding options. Each member of the board of directors has an option to purchase 125,000 shares of common stock at an exercise price of $0.50 per share. These options expire one year from the date the director leaves office.

         WARRANTS: As of January 22, NewTech Brake had issued 354,250 Class B warrants. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $30.00, which has been adjusted for a one-for-twenty reverse stock split. The warrants are subject to adjustment and expire on May 31, 2003.

         CONVERTIBLE DEBENTURES: NewTech Brake entered into a convertible debenture agreement with an unaffiliated party. The amount of the debenture was $300,000 Canadian Dollars (U.S. $200,100). The debenture bears interest of 10% per annum and expired on September 30, 2002. The debenture can be converted, at the discretion of the holder, at any time up to the expiring date into common shares of NewTech Brake at a rate of $0.05 U.S. of the balance outstanding, which rate has been adjusted for the one-for-twenty reverse stock split. This debenture is in default and NewTech Brake is attempting to negotiate a settlement with the lender. On December 23, 2002, NewTech Brake entered into an agreement with the debenture holder providing for the redemption of the convertible debenture. The agreement provides that NewTech Brake will redeem the convertible debenture with 16 equal monthly installments of $25,000 Canadian Dollars (US $16,667), including interest, commencing February 15, 2003 and the last installment of $24,687 Canadian Dollars (US $16,458) on June 15, 2004.

TRANSFER AGENT

         NewTech Brake's transfer agent is Intercontinental Registrar & Transfer Agency Inc., 900 Buchanan, P.O. Box 62405, Boulder City, Nevada 89006. Its telephone number is (702) 293-6717.

LIMITATION OF LIABILITY: INDEMNIFICATION

         Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of NewTech Brake to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of NewTech Brake.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NewTech Brake pursuant to the foregoing, or otherwise, NewTech Brake has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of NewTech Brake that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with NewTech Brake's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

         The financial statements for the year ended February 28, 2002 included in the Prospectus have been audited by Mark Cohen C.P.A., independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding NewTech Brake's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.


                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.


                              NEWTECH BRAKE, CORP.
                              FINANCIAL STATEMENTS


                                TABLE OF CONTENTS
                                -----------------

Financial Statements as of November 30, 2002

                     Balance Sheet - November 30, 2002 (Unaudited)..............................................        F-2

                     Statements of Operation -
                     For the three and nine-months ended November 30, 2002 and 2001.............................        F-3

                     Statements of Cash Flows -
                     For the nine-months ended November 30, 2002 and 2001.......................................        F-4

                     Notes to the financial statements..........................................................        F-5

Financial Statements as of February 28, 2002 and 2001

                     Independent Auditors' Report...............................................................        F-9

                     Balance Sheets as of February 28, 2002 and 2001............................................       F-10

                     Statements of Operations for the Years ended February 28, 2002 and 2001....................       F-11

                     Statements of Stockholders' Deficiency for the Years Ended February 28, 2002 and 2001......       F-12

                     Statements of Cash Flows for the Years Ended February 28, 2002 and 2001....................       F-14

                     Notes to the financial statements..........................................................       F-15




                                                     NEWTECH BRAKE CORP.
                                                 CONSOLIDATED BALANCE SHEET
                                                    AT NOVEMBER 30, 2002

                                                         (UNAUDITED)

                                                  Assets
Current assets
  Cash and cash equivalents                                                                                    $     17,983
  Other receivables                                                                                                   4,094
                                                                                                               ------------
    Total current assets                                                                                             22,077

Property and equipment, net                                                                                          21,570

Prepaid financing commitment fees                                                                                   500,000

Licenses                                                                                                         11,960,000
                                                                                                               ------------
    Total assets                                                                                               $ 12,503,647
                                                                                                               ============

                                   Liabilities and Shareholders' Equity

Current Liabilities
  Accounts payable and accrued liabilities                                                                     $    244,396
  Short term borrowings (related parties)                                                                           109,885
  Note payable on licenses acquisition (related party, see Note 6)                                                5,960,000
  Current portion of long term debt                                                                                  83,687
                                                                                                               ------------
    Total current liabilities                                                                                  $  6,397,968

Long Term Debt                                                                                                      107,983
                                                                                                               ------------

    Total Liabilities                                                                                          $  6,505,951

Shareholders' Equity
  Common Stock, $.0001 par value; authorized 50,000,000 shares; issued and outstanding - 33,979,872                   3,395
  Paid in Capital                                                                                                10,758,822
  Accumulated Deficit                                                                                            (4,764,521)
                                                                                                               ------------

    Total Shareholder's Equity                                                                                    5,997,696
                                                                                                               ------------
    Total liabilities and shareholder's equity                                                                 $ 12,503,647
                                                                                                               ============


Read the accompanying accounting notes to financial statements, which are an integral part of this financial statement.



                                                      NEWTECH BRAKE CORP.
                                             CONSOLIDATED STATEMENT OF OPERATIONS
                                  FOR THE NINE-MONTH PERIODS ENDED NOVEMBER 30, 2002 AND 2001
                                                          (UNAUDITED)

                                                                 NINE MONTHS ENDED                  THREE MONTHS ENDED
                                                                   NOVEMBER 30,                        NOVEMBER 30,
                                                          ------------------------------       -----------------------------
                                                               2002              2001              2002              2001
                                                          ------------     -------------       -----------      ------------
Revenues                                                  $          -     $     391,113       $         -      $          -

Cost of Sales                                                   61,201           394,874            20,400            80,740
                                                          ------------     -------------       -----------      ------------
Gross Profit (loss)                                           (61,201)           (3,761)           (20,400)         (80,740)

Operating expenses:
  Marketing                                                          -           962,316                 -            15,900
  Salaries and payroll related                                     514           133,845                 -            16,974
  Professional Fees                                            116,942           214,525            44,698             4,269
  Travel                                                             -            24,563                 -            10,159
  Rent                                                               -             6,862                 -             6,862
  Selling, general and administrative expenses                  29,412             7,481               694             4,398
                                                          ------------     -------------       -----------      ------------
    Total operating expenses                                   146,868         1,349,592            45,392            58,562

Loss before other income (expense)                           (208,069)       (1,353,353)           (65,792)        (139,302)

Other income (expense):
  Gain on write-off of liabilities                             257,839                 -           257,839                 -
  Interest expense                                            (24,286)          (45,494)           (12,976)         (10,077)
  Foreign exchange gain (loss)                                 (5,220)             1,318             2,139              116
                                                          ------------     -------------       -----------      ------------
    Total other income (expense)                               228,333          (44,176)           247,002           (9,961)
                                                          ------------     -------------       -----------      ------------

Profit (loss) from continuing operations                        20,264       (1,397,529)           181,210         (149,263)

Discontinued Operations:
   Loss from operations of discontinued subsidiary                   -         (775,549)                 -                 -
  Gain on disposal of discontinued subsidiary                        -         1,763,859                 -         1,763,859
                                                          ------------     -------------       -----------      ------------

Net result from discontinued subsidiary                              -           988,310                 -         1,763,859
                                                          ------------     -------------       -----------      ------------

Net Profit (loss)                                               20,264         (409,219)           181,210         1,614,596
                                                          ============     =============       ===========      ============

Basic weighted average common shares outstanding            17,781,266        31,500,486        33,384,634        35,458,320
                                                          ============     =============       ===========      ============

Basic and diluted Profit (loss) per common share             $  0.0011      $   (0.0130)         $  0.0054         $  0.0455
                                                          ============     =============       ===========      ============

Read the accompanying accounting notes to financial statements, which are an integral part of this financial statement.


                               NEWTECH BRAKE CORP.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
           FOR THE NINE-MONTH PERIODS ENDED NOVEMBER 30, 2002 AND 2001
                                   (UNAUDITED)

                                                                                                    NINE MONTHS ENDED
                                                                                              -----------------------------
                                                                                              NOVEMBER 30,     NOVEMBER 30,
                                                                                                  2002             2001
                                                                                              ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Profit (loss)                                                                             $   20,264      $ (409,219)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation                                                                                    61,201          179,697
    Foreign exchange translation                                                                     4,170                -
    Amortization of employee stock based compensation                                                    -           16,666
    Stock issued for compensation                                                                        -          156,735
    Stock issued for marketing services                                                                  -          867,900
    Stock issued for consulting services                                                            40,000          336,747
    Stock issued for interest                                                                            -           30,472
     Gain on write-off of liabilities                                                            (257,839)                -
  Changes in Operating assets and liabilities:
    Receivables and other current assets                                                             4,122      (1,075,595)
    Accounts payable and other liabilities                                                         146,043        (273,191)
                                                                                              ------------     ------------
      Net cash provided by/(used in) operating activities                                           17,961        (169,788)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Property and equipment                                                                     -         (17,266)
                                                                                              ------------     ------------
      Net cash provided by/(used in) investing activities                                                -         (17,266)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from:
     Stockholder's capital contribution, net                                                             -          196,667
    Short-term borrowing, net                                                                            -         (36,679)
                                                                                              ------------     ------------
      Net cash provided by financing activities                                                          -          159,988
                                                                                              ------------     ------------

   Net increase (decrease) in cash and cash equivalents                                             17,961         (27,066)

  Cash and cash equivalents, beginning of period                                                        22           27,129
                                                                                              ------------     ------------

  Cash and cash equivalents, end of period                                                      $   17,983           $   63
                                                                                              ============     ============

  Supplemental Schedule of noncash investing and financing activities:
    Common stock issued for repayment of accounts payable                                           54,499                -
    Common stock issued for repayment of short term borrowings                                      65,172                -
    Common stock issued in payment of licenses                                                   6,000,000                -
    Common stock issued in payment of financing commitment fees                                    500,000                -
    Common stock issued for investment                                                                   -          300,000

Read the accompanying accounting notes to financial statement, which are an integral part of this financial statement.


                               NEWTECH BRAKE CORP.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                NOVEMBER 30, 2002


NOTE 1 - BASIS OF PRESENTATION

The accompanying  unaudited  consolidated  financial statements of Newtech Brake
Corp. have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. These consolidated financial statements reflect all adjustments consisting of normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto for the fiscal year ended February 28, 2002 included under the former name of the company, Internet VIP, Inc.'s Form 10-KSB filed with the Securities and Exchange Commission.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and that effect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - LICENSES

Licenses are accounted for at cost and are amortized on a straight-line basis over a ten-year period. Amortization of July 1, 2002 licenses acquisition will be accounted for starting on March 1, 2003.

NOTE 3 - REVENUE RECOGNITION

Due to the reorganization and the new operations of the Company, the Company's source of revenues will be generated from sales of braking systems. Presently, no revenues from the sales of braking systems have been accounted for by the corporation (see note 8 for a description of the new operations of the Company).

The Company's prior sources of revenues were in the form of sales from prepaid calling cards, dedicated line rentals, and sales from telephone line usage on a time basis. Revenues from prepaid calling cards are recognized when the calling cards are used, any unused time is considered deferred revenue. Revenues from line rentals are recognized over the contractual life of the line rental agreement. Revenues from sales from telephone line usage are recognized when the line is used. (see note 8 for a description of the new operations of the company)

                               NEWTECH BRAKE CORP.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                NOVEMBER 30, 2002


In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provide guidance for disclosures related to revenue recognition policies. The company management believes that current and prior revenue recognition practices are in conformity with the guidelines Of SAB 101.

NOTE 4 - NET PROFIT PER SHARE

Profit or loss per common share is calculated under the provisions of SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic profit or loss per share, which is based on the weighted-average number of common shares outstanding during the period, and diluted profit or loss per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted profit or loss per share since considering such items would have an anti-dilutive effect.

NOTE 5 - GOING CONCERN

                  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company reported a net profit of $20,264 (unaudited) for the nine month period ended November 30, 2002 which includes a one time gain of approximately $257,000 from the write-off of liabilities.

As reported on the statement of cash flows, the Company incurred positive cash flows from operating activities of $17,961 for the nine-month period ended November 30, 2002 (unaudited). The company's cash flow from operations in the current year cannot sustain the continuing operations. With no revenues being generated presently by the Company, additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations.

NOTE 6 - NOTE PAYABLE ON LICENSES ACQUISITION

This note will be paid with shares.

NOTE 7 - STOCKHOLDER'S EQUITY

In May 2002, the Company issued 4,000,0000 shares of common stock in payment of consulting services in the amount of $40,000. In July 2002, the Company issued 30,000,000 shares of common stock in preliminary payment on purchase of licenses for an amount of $6,000,000.

In July 2002, the Company issued 281,750 shares of common stock in settlement of liabilities of $113,421.

In August 2002, the Company issued 16,500 shares of common stock in settlement of liabilities of $6,270.

In October 2002, the Company issued 1,190,477 shares of common stock in payment of financing commitment fees in the amount of $500,000.

                               NEWTECH BRAKE CORP.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                NOVEMBER 30, 2002


NOTE 8 - RE-ORGANIZATION OF THE COMPANY

During the quarter ended May 31, 2002, the Company entered into an agreement with NewTech Group International Inc. of Blainville, Quebec, whereby the Company underwent a change in control and a change in business orientation. The Company's primary business was providing long distance services between Eastern European countries and the rest of the world. After nearly three years of building and developing this network and the expenditure of over two million dollars, the Company still had only minimal revenues and had not as yet reached profitability. Given the intense competition in the telecom business, the future was not as promising as when the Company initially undertook this project. Therefore, the Board of Directors decided to seek out other ventures in addition to the Company's telecom business. NewTech Group International Inc. ("NewTech") is an accomplished research and development company that has developed various technologies related to brake systems for heavy vehicles and is the owner of patents, licenses and rights to these technologies. As NewTech sought to commercialize and market products produced from these technologies, it was the intention of NewTech's Board of Directors to enter into an agreement that would sell and transfer rights to some of these technologies to the Company.

In order to complete the transactions contemplated in the agreement, the Company re-organized the capitalization of the Company by reverse splitting the common stock in a ratio of one share for every twenty shares. The Company also amended its corporate charter and changed its name to NewTech Brake Corp. The closing of these transactions took place on July 1, 2002.

Pursuant to the Agreement with NewTech, at the closing, and after the reverse split of the common stock, the Company issued to NewTech a preliminary payment of 30,000,000 shares of common stock, which constituted approximately 92% of the number of common shares outstanding immediately following the closing, on a fully-diluted basis. The current business of the Company will be discontinued.

                               NEWTECH BRAKE CORP.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                NOVEMBER 30, 2002

The present public Company, of which approximately 92% of the outstanding common stock is owned by NewTech Group International Inc., had changed its corporate name to NewTech Brake Corp. and its trading symbol to NWTB. Pursuant to the Agreement, NewTech exercised its right to designate a majority of the Board of Directors of the Company effective ten days after the Information Statement was mailed to shareholders ("the NewTech Designees").

NOTE 9 - NEWTECH BRAKE CORP. LIABILITIES

LIABILITIES ASSOCIATED WITH DISCONTINUED INTERNET VIP OPERATIONS

Included in the November 30, 2002 financial statements of the Company are $431,931 of accounts payable, accrued liabilities, short and long terms loans associated with the discontinued former telecom business operated by Internet VIP (IVIP), the predecessor company. As of the date of the agreement, the Company had $819,018 in accounts payable, accrued liabilities, short and long term loans. Under the terms of the Asset Transfer and Change in Control
Agreement completed between NewTech Group International Inc. and IVIP, the former controlling shareholders of IVIP had agreed to pay, resolve or eliminate all outstanding debts of IVIP except for certain specific contractually accepted items totaling $200,000. As at July 1, 2002, the effective date of the asset transfer and change in control, IVIP had $619,018 of liabilities that were to be eliminated.

As of November 30, 2002, there remains an outstanding $431,931 of those liabilities which under the terms of the agreement were to be eliminated. NewTech and NewTech Group International Inc. management are of the opinion that these liabilities do not belong to NewTech as there was a contractual undertaking by prior IVIP management to satisfy those liabilities after the closing of the asset transfer. The prior controlling shareholders of IVIP have in fact agreed to resolve those items in the coming months. However, until those liabilities are in fact satisfied or eliminated they will remain in the accounts of NewTech as liabilities associated with discontinued operations.

NOTE 10 - SUBSEQUENT EVENT

As of January 9, 2003, NewTech's shareholders approved an amendment to NewTech's Certificate of Incorporation increasing the authorized common stock of the Company from 50,000,000 to 200,000,000 shares and authorizing the issuance of 10,000,000 shares of preferred stock, par value $0.0001 per share.

                                MARK COHEN C.P.A.
                           1772 EAST TRAFALGAR CIRCLE
                               HOLLYWOOD, FL 33020
                                (954) 922 - 6042
               --------------------------------------------------


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Internet VIP, Inc.

         We have audited the accompanying consolidated balance sheet of Internet VIP, Inc. as of February 28, 2002 and 2001, and the related statements of operations, shareholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Internet VIP, Inc. at February 28, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has experienced an operating loss and management has determined that it will require additional capital to continue funding operations and meet its obligations as they come due. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/Mark Cohen
Mark Cohen C.P.A.
A Sole Proprietor Firm


Hollywood, Florida
June 11, 2002

INTERNET VIP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

                                                                                              FEBRUARY 28,     FEBRUARY 28,
                                                                                                  2002             2001
                                                                                            --------------     ------------
Assets
Current assets
  Cash and cash equivalents                                                                  $          22      $    27,480
  Accounts receivable, net                                                                               -          177,934
  Other receivables                                                                                  8,216          176,957
  Other current assets                                                                                   -            4,197
                                                                                            --------------     ------------
    Total current assets                                                                             8,238          386,568

Property and equipment, net                                                                         82,771          381,177
Other assets                                                                                             -           14,674
                                                                                            --------------     ------------

    Total assets                                                                                    91,009          782,419
                                                                                            ==============     ============

Liabilities and Shareholders' Equity

Current Liabilities
  Accounts payable and accrued liabilities                                                         503,796        1,659,496
  Short term borrowings (principally related parties)                                               85,172          179,321
  Deferred revenue                                                                                       -          216,025
  Other current liabilities                                                                              -            9,623
                                                                                            --------------     ------------
    Total current liabilities                                                                      588,968        2,064,465

Long Term Debt                                                                                     187,500          200,100
Other Liabilities                                                                                        -            2,735
                                                                                            --------------     ------------

    Total Liabilities                                                                              776,468        2,267,300
                                                                                            --------------     ------------

Shareholders' Equity
  Common  Stock,  $.0001  par  value;   authorized  50,000,000  shares;  issued  and
    outstanding - 45,822,337 and 25,178,232 respectively                                             4,582            2,510
  Paid in Capital                                                                                4,094,742        2,905,921
  Deferred Compensation                                                                                  -         (16,666)
  Accumulated Deficit                                                                          (4,797,385)      (4,376,646)
  Accumulated other comprehensive income                                                            12,600                -
                                                                                            --------------     ------------
    Total Shareholder's Equity                                                                   (685,461)      (1,484,880)

    Total liabilities and shareholder's equity                                               $      91,009      $   782,419
                                                                                            ==============     ============


Read the accompanying accounting notes to financial statements, which are an integral part of this financial statement.

INTERNET VIP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 2002 AND FEBRUARY 28, 2001

                                                                                                TWELVE MONTHS ENDED
                                                                                          FEBRUARY 28,       FEBRUARY 28,
                                                                                         ---------------    ---------------
                                                                                              2002               2001
                                                                                         ---------------    ---------------
Revenues                                                                                     $   391,013        $   648,075

Cost of Sales                                                                                    575,392            657,098
                                                                                         ---------------    ---------------

Gross Profit                                                                                   (184,380)            (9,023)

Operating expenses:
  Marketing                                                                                      173,877            232,969
  Salaries and payroll related                                                                   174,450            100,921
  Professional Fees                                                                              325,746            136,510
  Travel                                                                                          31,763              2,710
  Rent                                                                                             2,218             29,883
  Selling, general and administrative expenses                                                   219,262             66,535
                                                                                         ---------------    ---------------
    Total operating expenses                                                                     927,317            569,528

Loss before other income (expense)                                                           (1,111,697)          (578,551)

Other income (expense):
  Interest income                                                                                      -                  -
  Interest expense                                                                              (52,206)           (59,736)
  Write down on impaired software                                                               (14,375)                  -
  Loss on Abandonment of Property                                                               (87,798)                  -
  Loss on Investment                                                                           (249,269)                  -
  Foreign exchange gain (loss)                                                                         -                 32
                                                                                         ---------------    ---------------
    Total other income (expense)                                                               (403,648)           (59,704)
                                                                                         ---------------    ---------------

Loss from continuing operations                                                              (1,515,344)          (638,254)

Discontinued operations
  Income (loss) from operations of discontinued subsidiary                                     (568,145)        (2,068,107)

Gain on debt cancellation of bankrupt subsidiary                                               1,662,750                  -
                                                                                         ---------------    ---------------

Net Loss                                                                                       (420,739)        (2,706,361)

Basic weighted average common shares outstanding                                              32,695,887         24,722,640
                                                                                         ===============    ===============

Basic Loss per common share                                                                       (0.01)             (0.11)

Read the accompanying accounting notes to financial statements, which are an integral part of this financial statement.


INTERNET VIP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                 COMMON STOCK
                                          ---------------------------         PAID-IN          DEFERRED        ACCUMULATED
                                            SHARES         AMOUNT             CAPITAL        COMPENSATION        DEFICIT
                                          ------------   ------------     ----------------  --------------    -------------
Balance, February 29, 2000                  23,351,027          2,335            1,790,911               -      (1,670,285)
Issuance of common stock in a private
  placement ($0.50 per share)                   20,000              2               9,998
Issuance of common stock in a private
  placement ($0.77 per share)                   30,400              3              23,397
Issuance of common stock in a private
  placement ($1.00 per share)                  626,500             63             626,437
Issuance of common stock in lieu of
  interest                                     179,840             18              43,548
Issuance of common stock for marketing
  services                                     643,400             64             214,369
Issuance of common stock to executive
  per employment agreement                     100,000             10              99,990        (100,000)
Amortization of deferred compensation           83,334
Issuance of common stock for other
  services                                     185,065             19              55,295
Issuance of common stock for
  conversion of debt                            42,000              4              41,996
Net loss year ended February 28, 2001      (2,706,361)
                                          ------------   ------------     ----------------  --------------    -------------

Balance, February 28, 2001                  25,178,232          2,510           2,905,921         (16,666)      (4,376,646)

Amortization of deferred compensation           16,666
Issuance of common stock in a private
  placement ($.16 per share)                    87,500              9              13,991
Issuance of common stock in a private
  placement ($.20 per share)                   100,000             10              19,990
Issuance of common stock in a private
  placement ($.22 per share)                    46,083              5               9,995
Issuance of common stock in a private
  placement ($.12 per share)                 1,198,882            120             142,547
Issuance of common stock in a private
  placement ($.02 per share)                   600,000             60               9,940
Issuance of common stock in lieu of
  interest                                     130,432             13              33,411
Issuance of common stock for other
  investments                                2,000,000            200              24,800
Issuance of common stock for
  conversion of debt                         8,600,000            860             400,768
Issuance of common stock for services        7,853,403            786             533,383
Net loss year ended February 28, 2002        (420,739)
Foreign currency translation adjustment
                                          ------------   ------------     ---------------   --------------    -------------
Balance, February 28, 2002                  45,794,532          4,582           4,094,742                -      (4,797,385)
                                          ============   ============     ===============   ==============    =============


Read the accompanying notes to financial statements, which are an integral part of this financial statement.


INTERNET VIP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (CONT.)

                                                                                              ACCUMULATED        TOTAL
                                                                                             COMPREHENSIVE   STOCKHOLDERS'
                                                                                             INCOME (LOSS)       EQUITY
                                                                                            --------------- ---------------
Balance, February 29, 2000                                                                                          122,961

Issuance of common stock in a private
  placement ($0.50 per share)                                                                                        10,000
Issuance of common stock in a private
  placement ($0.77 per share)                                                                                        23,400
Issuance of common stock in a private
  placement ($1.00 per share)                                                                                       626,500
Issuance of common stock in lieu of interest                                                                         43,566
Issuance of common stock for marketing
  services                                                                                                          214,433
Issuance of common stock to executive per
  employment agreement                                                                                                    -
Amortization of deferred compensation                                                                                83,334
Issuance of common stock for other services                                                                          55,314
Issuance of common stock for conversion of
  debt                                                                                                               42,000
Net loss year ended February 28, 2001                                                                           (2,706,361)
                                                                                            --------------- ---------------

Balance, February 28, 2001                                                                                      (1,484,880)

Amortization of deferred compensation                                                                                16,666
Issuance of common stock in a private
  placement ($.16 per share)                                                                                         14,000
Issuance of common stock in a private
  placement ($.20 per share)                                                                                         20,000
Issuance of common stock in a private
  placement ($.22 per share)                                                                                         10,000
Issuance of common stock in a private
  placement ($.12 per share)                                                                                        142,667
Issuance of common stock in a private
  placement ($.02 per share)                                                                                         10,000
Issuance of common stock in lieu of interest                                                                         33,424
Issuance of common stock for other investments                                                                       25,000
Issuance of common stock for conversion of
  debt                                                                                                              401,628
Issuance of common stock for services                                                                               534,169
Net loss year ended February 28, 2002                                                                             (420,739)
Foreign currency translation adjustment                                                              12,600          12,600
                                                                                            --------------- ---------------

Balance, February 28, 2002                                                                           12,600       (685,461)
                                                                                            =============== ===============


Read the accompanying notes to financial statements, which are an integral part of this financial statement.



INTERNET VIP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 2002 AND FEBRUARY 28, 2001

                                                                                                  TWELVE MONTHS ENDED
                                                                                             FEBRUARY 28,      FEBRUARY 28,
                                                                                                 2002              2001
                                                                                            --------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                                                                         $    (420,739)    $ (2,706,361)
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
    Depreciation                                                                                   114,000          128,659
    Amortization of employee stock based compensation                                               16,666           83,334
    Stock issued for marketing services                                                            154,000          214,433
    Stock issued for consulting services                                                            19,000           55,314
    Stock issued for software development                                                          150,000                -
    Stock issued for other services                                                                211,150                -
    Stock issued for interest                                                                       33,443           47,705
    Write down of impaired software                                                                 14,375                -
    Loss on Abandoned property - continued operations                                               54,617                -
    Loss on Abandoned property - discontinued operations                                            69,589                -
    Loss on Investments                                                                            144,276                -
    Change in Comprehensive income                                                                (12,600)                -
  Changes in Operating assets and liabilities:
    Receivables and other assets                                                                   365,546        (365,127)
    Accounts payable and other liabilities                                                     (1,104,855)        1,648,705
                                                                                            --------------  ---------------
      Net cash provided by/(used in) operating activities                                        (191,532)        (893,338)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Loss on investment                                                                              (27,662)                -
  Purchase of Property and equipment                                                              (33,181)        (130,176)
                                                                                            --------------  ---------------
    Net cash provided by/(used in) investing activities                                           (60,843)        (130,176)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from:
    Stockholder's capital contribution, net                                                        196,667          659,900
    Convertible debentures                                                                               -          200,100
    Short-term borrowing, net                                                                       28,250          166,321
                                                                                            --------------  ---------------

  Net cash provided by/(used in) financing activities                                              224,917        1,026,321
                                                                                            --------------  ---------------

  Net increase (decrease) in cash and cash equivalents                                            (27,459)            2,807

  Cash and cash equivalents, beginning of period                                                    27,480           24,673
                                                                                            --------------  ---------------

  Cash and cash equivalents, end of period                                                  $           22    $      27,480
                                                                                            ==============  ===============

  Supplemental Schedule of noncash investing and financing activities:
    Common stock issued in settlement of accrued liabilities
    Common stock issued for investment                                                              25,000
    Shares issued to extinguish short term borrowings                                              122,400           42,000
    Common stock issued pursuant to employment agreement                                           100,000


Read the accompanying accounting notes to financial statement, which are an integral part of this financial statement.


INTERNET VIP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Internet VIP, Inc. (the "Company") was incorporated in the State of Delaware on November 13, 1998. The Company was formed to sell long distance international telephone services using the technology, Voice over Internet Protocol ("VoIP"). The Company also operated through a wholly owned Canadian subsidiary corporation, IVIP Telcom Canada Inc., which dissolved through the Canadian bankruptcy system on or about October 25, 2001.

Internet VIP, Inc. prepares its consolidated financial statements in accordance with generally accepted accounting principles. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Financial statement items are recorded at historical cost and may not necessarily represent current values.

The accompanying financial statements reflect Internet VIP, Inc. is no longer considered to be in the development stage. From inception (November 13, 1998) through February 28, 2001, The Company was considered to be in the development stage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

MANAGEMENT ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions. Every effort is made to ensure the integrity of such estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

The carrying amounts reported in the balance sheet for cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate their fair values because of the immediate or short-term maturity of these financial instruments.

CASH AND CASH EQUIVALENTS:

The Company considers all highly liquid investments with original maturities of ninety days or less to be cash and cash equivalents. Such investments are valued at quoted market prices.

RECEIVABLES:

The Company believes that the carrying amount of receivables at February 28, 2001 approximates the fair value at such date.


PROPERTY, EQUIPMENT AND DEPRECIATION:

Property  and  equipment  are  stated  at cost  less  accumulated  depreciation.
Depreciation is computed using the straight line method over the estimated useful lives as follows when the property and equipment is placed in service:

                                                          ESTIMATE USEFUL
                                                          LIFE (IN YEARS)
                Office Furniture                                   10
                Computer Equipment                                  3
                Software                                            3

Repairs and maintenance are charged to operations as incurred, and expenditures for significant improvements are capitalized. The cost of property and equipment retired or sold, together with the related accumulated depreciation, are removed from the appropriate asset and depreciation accounts, and the resulting gain or loss is included in operations.

IMPAIRMENT OF LONG-LIVED ASSETS:

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The fair value of an asset is the amount at which the asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. Quoted market prices in active markets are the best evidence of fair value and shall be used as the basis for the measurement, if available. If quoted market prices are not available, the estimate of fair value shall be based on the best information available in the circumstances. The estimate of fair value shall consider prices for similar assets and the results of valuation techniques to the extent available in the circumstances. Valuation techniques include the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, option-pricing models, matrix pricing and fundamental analysis.

REVENUE RECOGNITION:

The Company's sources of revenues are in the form of sales from prepaid calling cards, dedicated line rentals, sales from telephone line usage on a time basis. Revenues from prepaid calling cards are recognized when the calling cards are used, any unused time is considered deferred revenue. Revenues from line rentals are recognized over the contractual life of the line rental agreement. Revenues from sales from telephone line usage are recognized when the line is used.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provide guidance for disclosures related to revenue recognition policies. Management believes that Internet VIP, Inc.'s revenue recognition practices are in conformity with the guidelines of SAB 101.

EARNINGS (LOSS) PER SHARE CALCULATION:

Earnings (Loss) per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic earnings (loss) per share, which is based on the weighted-average number of common shares outstanding during the period, and diluted earnings (loss) per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-dilutive effect.

STOCK BASED COMPENSATION:

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". The Company accounts for stock based compensation granted to non employees in accordance with SFAS No. 123. The Company has determined that it will continue to account for employee stock-based compensation under Accounting Principles Board No. 25 and elect the disclosure-only alternative under SFAS No. 123.

RECENT ACCOUNTING PRONOUNCEMENTS:

The Statement of Financial Accounting Standards Board (SFAS) No. 141, "Business Combinations," was issued by the Financial Accounting Standards Board (FASB) in July 2001. This Statement establishes standards for accounting and reporting for business combinations. This statement requires the purchase method of accounting to be used for all business combinations, and prohibits the pooling-of-interests method of accounting. This Statement is effective for all business combinations initiated after June 30, 2001 and supercedes APB Opinion No. 16, "Business Combinations" as well as Financial Accounting Standards Board Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

The Statement of Financial Accounting Standards Board (SFAS) No. 142, "Goodwill and Other Intangible Assets," was issued by the Financial Accounting Standards Board (FASB) in July 2001. This Statement addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition. This statement requires goodwill amortization to cease and for goodwill to be periodically reviewed for impairment, for fiscal years beginning after October 31, 2001. SFAS No. 142 supercedes APB Opinion No. 17, "Intangible Assets." The Company does not expect the adoption of this statement to have a material impact on its financial condition or results of operations.

The  Statement  of  Financial   Accounting   Standards  Board  (SFAS)  No.  143,
"Accounting for Asset Retirement Obligation," was issued by the Financial Accounting Standards Board (FASB) in August 2001. This Statement will require companies to record a liability for asset retirement obligations in the period in which they are incurred, which typically could be upon completion or shortly thereafter. The FASB decided to limit the scope to legal obligation and the liability will be recorded at fair value. This Statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect the adoption of this statement to have a material impact on its financial condition or results of operations.

The Statement of Financial Accounting Standards Board (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued by the Financial Accounting Standards Board (FASB) in October 2001. This Statement provides a single accounting model for long-lived assets to be disposed of and replaces SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." This Statement is effective for fiscal years beginning after December 15, 2001. The Company is evaluating the effect of the adoption of this statement.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

                                                 FEBRUARY 28,     FEBRUARY 28,
                                                     2002             2001
                                                 ------------     ------------
         Office Furniture                          $        -       $    4,505
         Equipment                                    244,804          403,312
         Software                                           -          102,019
                                                 ------------     ------------
                                                      244,804          509,836
         Less:  Accumulated depreciation              162,033          128,659
                                                 ------------     ------------
                                                   $   82,771       $  381,177

In December 2001, the Company closed its office in Montreal, Canada. Office furniture and some computer equipment in that office was abandoned. A loss of $605 was recognized on the abandonment of office furniture which is the net amount of original cost of $4,505 less $3,900 of accumulated depreciation. A loss of $87,193 was recognized on the abandonment of equipment.

At February 28, 2002, net capitalized software costs of $14,375 were written down to zero. The Company wrote down this amount based on a determination that the capitalized software costs were impaired. This determination was based on projected future cash flows of zero since the Company's revenue has sharply declined and no contracts with clients.

NOTE 4 - SHORT TERM BORROWINGS

The Company has received loans from an affiliated company (an entity owned by a shareholder). These loans bear 10% interest per annum on the outstanding balance. At February 28, 2002 the balance due, including interest was $32,471.

On February 1, 2000, the Company entered into a $30,000 loan agreement with a nonaffiliated party for an initial period of six months which has been extended indefinitely. The loan bears interest of 5% per month, payable in cash or 6,000 common shares of the Company, at the Company's option. The loan is convertible at any time, at the lender's option, in whole or in part, to common shares of the Company at a conversion rate of $0.25 per share. The interest expense resulting from the beneficial conversion feature has been charged to the statement of operations for the years ended February 28, 2002 and 2001. Substantially all of the Company's assets are pledged to guarantee the repayment of the loan. The balance of the loan at February 28, 2002 was $30,000.

On March 14, 2000, the Company entered into a $25,000 loan agreement with a nonaffiliated party for an initial period of three months which has been extended indefinitely. The loan bears interest of 15% per annum, payable in cash or common shares of the Company, at the Company's option, at a conversion rate of 1 share for $0.0625 of interest. The loan is convertible at any time, at the lender's option, in whole or in part, to common shares of the Company at a conversion rate of $0.25 per share. The interest expense resulting from the beneficial conversion feature has been charged to the statement of operations for the year ended February 28, 2002 and 2001 Substantially all of the Company's assets are pledged to guarantee the repayment of the loan. The balance of the loan at February 28, 2002 was $20,000.

On June 15, 2000, the Company entered into an agreement to borrow up to $150,000 from a nonaffiliated party. The repayment of the total amount borrowed is due on February 28, 2001 which has been extended indefinitely. The loan bears interest of 10% per annum, payable in common shares of the Company at a conversion rate of 20 shares per $1,000 of the average monthly outstanding loan balance. The interest expense resulting from the beneficial conversion feature has been charged to the statement of operations for the year ended February 28, 2002 and 2001. Substantially all of the Company's assets are pledged to guarantee the repayment of the loan. In November 2001, the outstanding loan balance of $102,400 was settled with the issuance of 5 million shares of common stock.

NOTE 5 - CONVERTIBLE DEBENTURE

On September 22, 2000 the Company entered into a convertible debenture agreement with a nonaffiliated party. The amount of the debenture was $300,000 CAD ($200,100 USD). The debenture bears interest of 10% per annum and expires on September 30, 2002. The debenture can be converted, at the discretion of the holder, at any time up to the expiring date into common shares of the Company at a rate of 1 share per $1.00 USD of the balance outstanding.

NOTE 6  - LOSS ON INVESTMENT

In June 2001, the Company issued 2 million shares in exchange for 1 million shares of InterCaribe Telecom, Inc., a Canadian company. InterCaribe Telecom was marketing communication services in the Caribbean. The transaction was valued at $25,000 USD. The Company also advanced an additional $27,662 USD to InterCaribe Telecom since June 2001. At February 28, 2002 the Company determined that the investment in InterCaribe Telecom had been impaired, due to fact that InterCaribe had no operations and appeared not to have plans for future operations. The entire amount of $52,662 USD has been written off.

The Company has advanced monies in the amount of $196,607 to their joint venture in Moscow, Russia. At February 28, 2002, the Company determined that the investment in the joint venture in Moscow had been impaired based on limited potential of future cash flows and no contracts with clients, deeming the advances uncollectible. The entire amount of $196,607 has been written off as a loss.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

In December 1998 the Company entered into a 4 year consulting agreement with the Nais Corp., a shareholder, according to which Nais Corp. will provide the
Company with financial and business public relation consulting services in consideration for $6,000 USD per month. In accordance to the agreement, commitment will start when the Company reaches certain amounts of revenue as defined in the agreement. Nais Corp. claims that it is owed approximately $240,000 USD at February 28, 2002. Prior management believed that this claim had no merit based on the limited revenue generation not meeting the minimum requirements of the agreement. Mr. Jack Ehrenhaus, managing director of Nais Corp. and a directors of the Company and believes at February 28, 2002 the claim has merit. The financial statements reflect an accrued liability of approximately $240,000 as consulting expense.

NOTE 8 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company reported net losses of $420,739 and $2,706,361 for the twelve months ended February 28, 2002 and February 28, 2001. As reported on the statement of cash flows, the Company incurred negative cash flows from operating activities of $191,532 and $893,338 for twelve months February 28, 2002 and February 29, 2001. To date, these losses and cash flow deficiencies have been financed principally through the sale of common stock ($1,891,439). Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations. The Company is aggressively pursuing a merger agreement which will bring a cash infusion, restructuring and forward looking business plan.

NOTE 9 - INCOME TAXES

The Company did not provide any current or deferred United States federal, state or foreign income tax provision or benefit for the period presented because it has experienced operating losses since inception. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating loss carryforwards, because of uncertainty regarding its realizability.

NOTE 10 - RELATED PARTIES

In September 2001, the Company issued 1,100,000 shares of common stock to its then President, Vice-President and an administrative person in settlement of accrued unpaid wages in the amount of $156,735.24.

In September 2001, the Company issued 500,000 shares of common stock to a shareholder for settlement of accrued liabilities totaling $27,500 USD.

In February 2002, the Company issued 1,500,000 shares of common stock to its then President and Vice-President in settlement of accrued unpaid wages in the amount of $45,996 and loans to the Company in the amount of $20,000.

The Company received investment relations services from an affiliated company (a shareholder). Fees for such services which totaled $44,000 and $38,105 for the years ending February 28, 2002 and 2001 respectively.

NOTE 11 - SHAREHOLDER'S EQUITY

The Company issued 87,500 shares of common stock in a private placement for $14,000.

The Company issued 100,000 shares of common stock in a private placement for $20,000.

The Company issued 46,083 shares of common stock in a private placement for $$10,000.

The Company issued 1,198,882 shares of common stock in a private placement for $142,667.

The Company issued 600,000 shares of common stock in a private placement for $10,000.

The Company issued 130,432 shares of common stock in settlement of interest expense in the amount of $33,424.

The Company issued 2 million shares of common stock in exchange for 1 million shares of InterCaribe Telecom, Inc., a Canadian company. InterCaribe Telecom was marketing communication services in the Caribbean. The transaction was valued at $25,000 USD.

The Company issued 8,600,000 shares of common stock in settlement of debt and accrued liabilities totaling $401,628.

The Company issued 7,853,403 shares of common stock for services rendered totaling $534,169.

NOTE 12 - SUBSEQUENT EVENTS

Pursuant to a Acquisition of Assets and Change of Control Agreement dated April 11, 2002 (the "Agreement"), between Internet VIP, Inc. (the Company) and NewTech Group International Inc. of Blainville, Quebec, Canada, (NewTech) it is the intention of the Company to re-organize the capitalization of the Company by reverse splitting the common stock in a ratio of one new share for each twenty of the current shares. The Company will also amend its corporate charter to change its name to NewTech Brake Corp.

Prior to closing the Agreement, the Company will effectively reverse split its common shares in a ratio of twenty (20) to one (1).

At closing, NewTech will transfer all of their interests in certain patents, and rights of certain automotive technologies specifically related to the brake system in heavy vehicle markets (the "Newtech Interests") to the Company. In consideration for its receipt of all of the Newtech Interests, the Company will issue to Newtech, approximately 45 million common shares which will equate to approximately 95% of the then-outstanding Common Shares of the Company, calculated on a fully-diluted basis.

The Closing of these transactions, which will take place after NewTech completes its due diligence which is anticipated to occur on or before July 1, 2002.

WE HAVE NOT  AUTHORIZED  ANY DEALER,  SALESPERSON OR OTHER PERSON TO PROVIDE ANY
INFORMATION  OR MAKE ANY  REPRESENTATIONS  ABOUT NEWTECH BRAKE CORP.  EXCEPT THE
INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY
ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                   -----------------------

This  prospectus  does not  constitute  an offer to sell, or a                          ---------------------
solicitation of an offer to buy any securities:
                                                                                             PROSPECTUS
     []  except the common stock offered by this prospectus;
                                                                                        ---------------------
     []  in  any   jurisdiction   in   which   the   offer  or
         solicitation is not authorized;

     []  in  any  jurisdiction   where  the  dealer  or  other
         salesperson  is not  qualified  to make the  offer or                    41,190,932 SHARES OF COMMON STOCK
         solicitation;

     []  to any  person  to whom it is  unlawful  to make  the
         offer or solicitation; or                                                       NEWTECH BRAKE CORP.

     [] to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:
                                                                                        ___________ __, 2003
     []  there have been no changes in the  affairs of NewTech
         Brake Corp. after the date of this prospectus; or

     [] the information contained in this prospectus is correct after the date of this prospectus.

                   -----------------------

Until __________, 2003, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of NewTech Brake to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of NewTech Brake.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NewTech Brake pursuant to the foregoing, or otherwise, NewTech Brake has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. NewTech Brake will pay all expenses in connection with this offering.

                   Securities and Exchange Commission Registration Fee                     $         2,650
                   Printing and Engraving Expenses                                         $         2,500
                   Accounting Fees and Expenses                                            $         5,000
                   Legal Fees and Expenses                                                 $        57,500
                   Miscellaneous                                                           $        17,350
                                                                                           -------------------

                   TOTAL                                                                   $        85,000
                                                                                           ===================

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In January 2003, we issued 29,800,000 shares of common stock as the remaining balance payment in connection with the Acquisition of Assets and Change of Control Agreement, dated April 11, 2002, between NewTech Group International Inc. and Internet VIP, Inc.

         In October 2002, we issued 23,810 shares of common stock to Westrock Advisors, Inc. as a placement agent in connection with the equity line of credit transaction.

         In October 2002, we issued 1,166,667 shares of common stock to Cornell Capital Partners, L.P. as a commitment fee in connection with the equity line of credit transaction.

         In August 2002, we issued 16,500 shares of common stock in settlement of liabilities of $6,270.

         In July 2002, we issued 281,750 shares of common stock in settlement of liabilities of $113,421.

         In the second quarter of 2002, we issued 30,000,000 shares of common stock as partial payment in connection with the Acquisition of Assets and Change of Control Agreement, dated April 11, 2002 between NewTech Group International Inc. and Internet VIP, Inc. These shares were issued before the reverse stock split.

         During the quarter ended May 31, 2002, we issued 4,000,000 shares of common stock in settlement of consulting services in the amount of $40,000.

         Prior to April 2002, when we had our reverse stock split, the amounts of sales of unregistered securities listed here are not adjusted for the reverse stock split and are listed in their pre-split original share amounts.

         In February 2002, we issued 1,500,000 shares of common stock to the former Chairman of the Board, Ilya Gerol and former Vice-President, Viatcheslav Makarow in settlement of accrued, unpaid wages in the amount of $45,996 and loans to NewTech Brake in the amount of $20,000. Mr. Gerol and Mr. Makarow each received 750,000 shares of common stock.

         We received investment relations services from an affiliated company (a shareholder). Fees for such services which totaled $44,000 and $38,105 for the years ending February 28, 2002 and 2001 respectively.

         In November 2001, an outstanding loan balance of $102,400 was settled with the issuance of 5 million shares of common stock.

         In November 2001, we issued 2,500,000 shares of common stock in settlement of a short term loan in the amount of $102,400.

         In November 2001, we issued 50,605 shares of common stock in settlement of interest in the amount of $5,060.

         In October 2001, we issued 1,100,000 shares of common stock in settlement of salaries in the amount of $156,735.

         In October 2001, we issued 2,080,000 shares of common stock in settlement of services in the amount of $108,897.

         In September 2001, we issued 1,100,000 shares of common stock to its President, Vice-President and an administrative person in settlement of accrued unpaid wages in the amount of $156,735.24.

         In September 2001, we issued 500,000 shares of common stock to a shareholder for settlement of accrued liabilities totaling $27,500 USD.

         In August 2001, we issued 2,400,000 shares of common shares in settlement of services in the amount of $600,000.

         In August 2001, we issued 348,500 shares of common stock in settlement of services in the amount of $42,700.

         In August 2001, we sold 1,198,882 shares of common stock in a private placement of $142,667.

         In June 2001, we issued 2,000,000 shares of common stock in settlement for an investment in a non-related company in the amount of $300,000.

         In June 2001, we issued 900,000 shares of common stock in settlement for services in the amount of $252,000.

         In June 2001, we issued 50,605 shares of common stock in settlement of interest in the amount of $5,060.

         In June 2001, we issued 215,000 shares of common stock in settlement of services in the amount of $32,050.

         In May 2001 we sold 350,000 shares of common stock in a private placement of $52,500.

         In May 2001, we issued 64,500 shares of common stock in settlement of interest in the amount of $20,352.

         In May 2001, we issued 737,500 shares of common stock in settlement for services in the amount of $168,992.

         In March 2001, Mr. Rider, a former CEO, exercised his option to purchase 100,000 shares of common stock at $0.05 per share.

         In April 2001, we issued 87,500 shares of common stock in a private placement for $14,000.

         In May 2001, we issued 100,000 shares of common stock in a private placement for $20,000.

         In May 2001, we issued 46,083 shares of common stock in a private placement for $10,000.

         In August 2001, we issued 1,198,882 shares of common stock in a private placement for $142,667.

         In December 2001, we issued 600,000 shares of common stock in a private placement for $10,000.

         In June 2001, we issued 130,432 shares of common stock in settlement of interest expense in the amount of $33,424.

         In July 2001, we issued 2 million shares of common stock in exchange for 1 million shares of InterCaribe Telecom, Inc., a Canadian company. InterCaribe Telecom was marketing communication services in the Caribbean. The transaction was valued at $25,000 USD.

         Between April 1, 2001 and February 2002, NewTech Brake issued 8,600,000 shares of common stock in settlement of debt and accrued liabilities totaling $401,628.

         Between April 1, 2001 and February 2002, NewTech Brake issued 7,853,403 shares of common stock for services rendered totaling $534,169.

         We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by NewTech Brake, after approval by our legal counsel. NewTech Brake believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. NewTech Brake also believes that the investors had access to the same type of information as would be contained in a registration statement.

ITEM 27.  EXHIBITS AND REPORTS ON FORM 8-K

         (A)      EXHIBITS:

EXHIBIT
NO.            DESCRIPTION                                                   LOCATION
---------      ----------------------------------------------------------    ----------------------------------------------
3.1            Internet VIP, Inc.'s Certificate of Incorporation             Incorporated  by  reference  to Exhibit 2.1 in
                                                                             the  Registration   Statement  on  Form  10-SB
                                                                             12G/A filed with the SEC on August 5, 1999

3.2            Internet VIP, Inc.'s By-laws                                  Incorporated  by  reference  to Exhibit 2.2 in
                                                                             the  Registration   Statement  on  Form  10-SB
                                                                             12G/A filed with the SEC on August 5, 1999

3.3            NewTech Brake Corp.'s Certificate of Amendment to             Incorporated  by  reference  to Exhibit 3.3 in
               Certificate of Incorporation                                  the Quarterly Report on Form 10-QSB filed with
                                                                             the SEC on January 15, 2003

5.1            Opinion re: Legality                                          Provided herewith

10.1           Lease  Agreement,  dated  January 28,  1999,  by and between  Incorporated  by  reference  to Exhibit 6.1 in
               V.I.    Internet    Telecommunications    Inc.    and   V.I.  the  Registration   Statement  on  Form  10-SB
               Interservices Inc.                                            12G/A filed with the SEC on August 5, 1999

10.2           Memorandum  of  Understanding,  dated  November 25, 1998, by  Incorporated  by  reference  to Exhibit 6.2 in
               and between V.I.  Internet  Telecommunications  Inc. and The  the  Registration   Statement  on  Form  10-SB
               State  Directory  "Specialized  Technic and  Communications"  12G/A filed with the SEC on August 5, 1999 of The Ministry of Interior of Russian Federation

10.3           Memorandum  of  Understanding,  dated  November 25, 1998, by  Incorporated  by  reference  to Exhibit 6.3 in
               and  between  V.I.  Internet   Telecommunications  Inc.  and  the  Registration   Statement  on  Form  10-SB
               Telecom XXI Development, LTD                                  12G/A filed with the SEC on August 5, 1999

10.4           Facilities Management Agreement,  dated February 1, 1999, by  Incorporated  by  reference  to Exhibit 6.4 in and  between VIP  Internet,  Inc.  and  3407276  Canada Inc.  the Registration  Statement on Amendment No. 2
               d/b/a Bridgepoint Enterprises                                 to Form  10-SB  12G/A  filed  with  the SEC on
                                                                             April 7, 2000

10.5           Agreement,  dated June 9, 1999,  by and  between VI Internet  Incorporated  by  reference  to Exhibit 6.5 in
               Telecommunications Inc. and Metrocom                          the Registration  Statement on Amendment No. 2
                                                                             to Form  10-SB  12G/A  filed  with  the SEC on
                                                                             April 7, 2000

10.6           Letter Amendment,  dated February 10, 2000, to Internet VIP,  Incorporated  by reference to Exhibit 6.3.1 in
               Inc.  from  Dr.  V.  Khimitchev,  Chief  of  Scientific  and  the Registration  Statement on Amendment No. 3
               Research  Institute,  "Special Technique and Communications"  to Form 10-SB  12G/A filed with the SEC on May
               of the Ministry of Interior of Russian Federation             26, 2000

10.7           Employment  Agreement,  dated  April  2000,  by and  between  Incorporated  by  reference  to  Exhibit 10 in
               Internet VIP, Inc. and Christian P. Richer                    the  Quarterly  Report  on Form  10-QSB  filed
                                                                             with the SEC on September 27, 2000

10.8           Agreement  and Plan of Merger,  dated May 30,  2001,  by and  Incorporated  by  reference  to  Exhibit 99 in among Internet VIP Inc., Yapalot Acquisition Corp.,  Yapalot  the Current  Report on Form 8-K filed with the
               Communications  Inc.,  and Yapalot  Communications  Holdings  SEC on July 5, 2001
               Inc.

10.9           Consulting  Agreement,  dated July 5, 2001,  by and  between  Incorporated  by  reference  to Exhibit 4.1 in
               Internet VIP, Inc. and Mayer Amsel                            the  Registration  Statement on Form S-8 filed
                                                                             with the SEC on July 11, 2001


                                                            II-4

EXHIBIT
NO.            DESCRIPTION                                                   LOCATION
---------      ----------------------------------------------------------    ----------------------------------------------

10.10          Consulting  Agreement,  dated  June 15,  2001,  by and among  Incorporated  by  reference  to Exhibit 4.1 in
               Internet VIP, Inc., Michael Tuszynski and John Delisa         the  Registration  Statement on Form S-8 filed
                                                                             with the SEC on July 30, 2001

10.11          Consulting  Agreement,  dated March 19,  2002,  by and among  Incorporated  by  reference to Exhibit 10.1 in
               Internet VIP, Inc., Thom Skinner and Norbert Tauchner         the  Registration  Statement on Form S-8 filed
                                                                             with the SEC on May 29, 2002

10.12          Asset Transfer and Change in Control Agreement,  dated April  Incorporated  by reference to Exhibit 10.12 in
               11,  2002,  by and between  Internet  VIP,  Inc. and NewTech  the  Quarterly  Report  on Form  10-QSB  filed
               Group International Inc.                                      with the SEC on October 21, 2002

10.13          Equity Line of Credit  Agreement,  dated October 4, 2002, by  Incorporated  by reference to Exhibit 10.13 in
               and  between   NewTech  Brake  Corp.  and  Cornell   Capital  the  Quarterly  Report  on Form  10-QSB  filed
               Partners, LLP                                                 with the SEC on October 21, 2002

10.14          Registration  Rights  Agreement,  dated  October 4, 2002, by  Incorporated  by reference to Exhibit 10.14 in
               and  between   NewTech  Brake  Corp.  and  Cornell   Capital  the  Quarterly  Report  on Form  10-QSB  filed
               Partners, LP                                                  with the SEC on October 21, 2002

10.15          Escrow  Agreement,  dated  October  4,  2002,  by and  among  Incorporated  by reference to Exhibit 10.15 in
               NewTech Brake Corp., Cornell Capital Partners,  LP, Wachovia  the  Quarterly  Report  on Form  10-QSB  filed
               Bank, NA and Butler Gonzalez LLP                              with the SEC on October 21, 2002

10.16          Placement  Agent  Agreement,  dated  October 4, 2002, by and  Incorporated  by reference to Exhibit 10.16 in
               between NewTech Brake Corp. and Westrock Advisors, Inc.       the  Quarterly  Report  on Form  10-QSB  filed
                                                                             with the SEC on October 21, 2002

16.1           Letter,  dated October 16, 2000, from Arthur Andersen LLP to  Incorporated  by  reference to Exhibit 16.1 in
               the SEC                                                       the Current  Report on Form 8-K filed with the
                                                                             SEC on October 23, 2000

23.1           Consent of Kirkpatrick & Lockhart LLP                         Provided herewith (contained in Exhibit 5.1)

23.2           Consent of Mark Cohen C.P.A.                                  Provided herewith

99.1           Written Consent of Board of Directors of                      Provided herewith
               Internet VIP, Inc. dated April 18, 2002

         (B)      REPORTS ON FORM 8-K.

                  On November 15, 2002,  Mr. Jack  Ehrenhaus,  a director and former  executive of NewTech  Brake,  filed an unauthorized  and  unapproved  Form 8-K on behalf of NewTech  Brake.  On November 18, 2002,  NewTech  Brake filed a Form 8-K stating the  unauthorized  and unapproved  Form 8-K filed by Mr.  Ehrenhaus  contained  incorrect  information  and that the information it contained should be disregarded. NewTech Brake also announced in the Form 8-K that it notified the Securities and Exchange Commission and has taken steps to prevent this from occurring in the future.


ITEM 28.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                      (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "ACT");

                      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii) Include   any   additional   or   changed   material
information on the plan of distribution;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on January 24, 2003.

                                   NEWTECH BRAKE CORP.

                                   By:      /s/Yvon Rancourt
                                            -----------------------------------
                                   Name:    Yvon Rancourt
                                   Title:   President, Chief Operating Officer,
                                            Chief Executive Officer and
                                            Chairman of the Board


         KNOW  ALL MEN BY THESE  PRESENTS,  that  each  person  whose  signature appears below constitutes and appoints Yvon Rancourt his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                          TITLE                                               DATE
---------                                          -----                                               ----



/s/ Yvon Rancourt
------------------------------------               President, Chief Operating Officer,                 January 24, 2003
Yvon Rancourt                                      Chief Executive Officer and
                                                   Chairman of the Board



/s/ Claude Rancourt
------------------------------------               Director and Secretary                              January 24, 2003
Claude Rancourt




/s/ Marc-Antoine Gratton
------------------------------------               Director                                            January 24, 2003
Marc-Antoine Gratton




/s/ Gilbert Lasnier
------------------------------------               Director                                            January 24, 2003
Gilbert Lasnier




/s/ Louis Lacroix
------------------------------------               Director                                            January 24, 2003
Louis Lacroix